EXHIBIT 2.1

                                                                CONFORMED COPY

                         AGREEMENT AND PLAN OF MERGER

                                  dated as of

                               November 22, 1998

                                    between

                              AMERIN CORPORATION

                                      and

                          CMAC INVESTMENT CORPORATION



                               TABLE OF CONTENTS


                                                                          Page

                                 ARTICLE 1
                                The Merger

            Section 1.1.  The Merger.......................................  2
            Section 1.2.  Conversion of Shares.............................  2
            Section 1.3.  CMAC Stock.......................................  3
            Section 1.4.  Surrender and Payment............................  3
            Section 1.5.  Stock Options and Restricted Stock...............  4
            Section 1.6.  Adjustments......................................  5
            Section 1.7.  Fractional Shares................................  5
            Section 1.8.  Withholding Rights...............................  5
            Section 1.9.  Lost Certificates................................  6

                                 ARTICLE 2
                         The Surviving Corporation

            Section 2.1.  Certificate of Incorporation.....................  6
            Section 2.2.  Bylaws...........................................  6
            Section 2.3.  Board and Board Committees of the Surviving
                          Corporation....................................... 7
            Section 2.4.  Management.......................................  7
            Section 2.5.  Headquarters.....................................  7

                                 ARTICLE 3
                 Representations and Warranties of Amerin

            Section 3.1.  Corporate Existence and Power....................  7
            Section 3.2.  Corporate Authorization..........................  8
            Section 3.3.  Governmental Authorization.......................  8
            Section 3.4.  Non-Contravention................................  9
            Section 3.5.  Capitalization...................................  9
            Section 3.6.  Assets Necessary................................. 10
            Section 3.7.  Subsidiaries..................................... 10
            Section 3.8.  Licenses and Permits; Policies; Regulatory
                          Matters.......................................... 11
            Section 3.9.  SEC Filings...................................... 12
            Section 3.10. Financial Statements............... ............. 12
            Section 3.11. Registration Statement; Joint Proxy
                          Statement........................................ 13
            Section 3.12. Absence of Certain Changes or Events............. 14
            Section 3.13. Material Liabilities; Investments................ 14
            Section 3.14. Compliance with Laws and Court Orders............ 15
            Section 3.15. Material Contracts............................... 15
            Section 3.16. Non-Claims Litigation............................ 17
            Section 3.17. Reserves; Reinsurance............................ 17
            Section 3.18. Loans and Advances............................... 18
            Section 3.19. Finders' Fees.................................... 19
            Section 3.20. Opinion of Financial Advisor..................... 19
            Section 3.21. Taxes............................................ 19
            Section 3.22. Employee Benefit Plans........................... 20
            Section 3.23. Environmental Matters............................ 22
            Section 3.24. Intellectual Property; Software.................. 23
            Section 3.25. Properties....................................... 24
            Section 3.26. Pooling; Tax Treatment........................... 24
            Section 3.27. Takeover Statutes................................ 24
            Section 3.28. Transactions with Affiliates..................... 25
            Section 3.29. Business Information............................. 25
            Section 3.30. Year 2000........................................ 25
            Section 3.31. Rights Agreement................................. 25

                                 ARTICLE 4
                  Representations and Warranties of CMAC

            Section 4.1.  Corporate Existence and Power.................... 26
            Section 4.2.  Corporate Authorization.......................... 26
            Section 4.3.  Governmental Authorization....................... 26
            Section 4.4.  Non-Contravention................................ 27
            Section 4.5.  Capitalization................................... 27
            Section 4.6.  Assets Necessary................................. 28
            Section 4.7.  Subsidiaries..................................... 28
            Section 4.8.  Licenses and Permits; Policies; Regulatory
                          Matters.......................................... 29
            Section 4.9.  SEC Filings...................................... 30
            Section 4.10. Financial Statements............................. 30
            Section 4.11. Registration Statement; Joint Proxy
                          Statement........................................ 31
            Section 4.12. Absence of Certain Changes or Events............. 31
            Section 4.13. Material Liabilities; Investments................ 32
            Section 4.14. Compliance with Laws and Court Orders............ 32
            Section 4.15. Material Contracts............................... 32
            Section 4.16. Non-Claims Litigation............................ 34
            Section 4.17. Reserves; Reinsurance............................ 35
            Section 4.18. Loans and Advances............................... 36
            Section 4.19. Finders' Fees.................................... 36
            Section 4.20. Opinion of Financial Advisor..................... 36
            Section 4.21. Taxes............................................ 36
            Section 4.22. Employee Benefit Plans........................... 37
            Section 4.23. Environmental Matters............................ 39
            Section 4.24. Intellectual Property; Software.................. 39
            Section 4.25. Properties....................................... 40
            Section 4.26. Pooling; Tax Treatment........................... 40
            Section 4.27. Takeover Statutes................................ 41
            Section 4.28. Transactions with Affiliates..................... 41
            Section 4.29. Business Information............................. 41
            Section 4.30. Year 2000........................................ 41
            Section 4.31. Rights Agreement................................. 42

                                 ARTICLE 5
                                 Covenants

            Section 5.1.  Conduct of Amerin................................ 42
            Section 5.2.  Conduct of CMAC.................................. 45
            Section 5.3.  Stockholder Meetings; Proxy Materials;
                          Form S-4......................................... 48
            Section 5.4.  Director and Officer Liability................... 49
            Section 5.5.  Registration of Substitute Option Shares......... 50
            Section 5.6.  Stock Exchange Listing........................... 50
            Section 5.7.  Employee Benefits................................ 50
            Section 5.8.  Access to Information............................ 50
            Section 5.9.  Non-Solicitation by Amerin; Other Offers......
                          for Amerin....................................... 51
            Section 5.10. Non-Solicitation by CMAC; Other Offers for
                          CMAC............................................. 52
            Section 5.11. Notices of Certain Events........................ 54
            Section 5.12. Appropriate Action; Consents; Filings............ 54
            Section 5.13. Cooperation...................................... 56
            Section 5.14. Public Announcements............................. 56
            Section 5.15. Affiliates; Pooling of Interests;
                          Reorganization................................... 56
            Section 5.16. Takeover Statutes................................ 56
            Section 5.17. Employment Agreement............................. 57

                                 ARTICLE 6
                         Conditions to the Merger

            Section 6.1.  Conditions to the Obligations of Each Party...... 57
            Section 6.2.  Conditions to the Obligations of CMAC............ 58
            Section 6.3.  Conditions to the Obligations of Amerin.......... 59

                                 ARTICLE 7
                                Termination

            Section 7.1.  Termination...................................... 60
            Section 7.2.  Effect of Termination............................ 63
            Section 7.3.  Certain Fees..................................... 63

                                 ARTICLE 8
                               Miscellaneous

            Section 8.1.  Notices.......................................... 64
            Section 8.2.  Nonsurvival of Representations, Warranties,
                          Covenants and Agreements......................... 65
            Section 8.3.  Amendments; No Waivers........................... 65
            Section 8.4.  Expenses......................................... 65
            Section 8.5.  Successors and Assigns........................... 65
            Section 8.6.  Governing Law.................................... 65
            Section 8.7.  Jurisdiction..................................... 66
            Section 8.8.  Waiver of Jury Trial............................. 66
            Section 8.9.  Counterparts; Effectiveness...................... 66
            Section 8.10. Entire Agreement................................. 66
            Section 8.11. Captions......................................... 66
            Section 8.12. Severability..................................... 66
            Section 8.13. Specific Performance............................. 67
            Section 8.14. Definitions and Usage............................ 67

Amerin Schedule of Exceptions
CMAC Schedule of Exceptions

Exhibit A     Certificate of Incorporation
Exhibit B-1   Affiliate's Letter (CMAC)
Exhibit B-2   Affiliate's Letter (Amerin)
Exhibit C     Tax Opinion of Morgan, Lewis & Bockius
Exhibit D     Tax Opinion of Davis Polk & Wardwell
Exhibit E-1   Amerin Tax Representation Letter
Exhibit E-2   CMAC Tax Representation Letter
Exhibit F     Employment Agreement



                       AGREEMENT AND PLAN OF MERGER

               AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of November 22, 1998 between Amerin Corporation, a Delaware corporation ("Amerin"), and CMAC Investment Corporation, a Delaware corporation ("CMAC").

                            W I T N E S S E T H

               WHEREAS, the Boards of CMAC and Amerin deem it advisable and in the best interests of each corporation and its respective stockholders that CMAC and Amerin enter into a strategic business combination in order to advance the long-term business interests of CMAC and Amerin, and have therefore declared this Agreement to be advisable and approved this Agreement, the Merger (as hereinafter defined) and the other transactions contemplated by this Agreement; and

               WHEREAS, the combination of CMAC and Amerin shall be effected by the terms of this Agreement through a transaction in which Amerin will merge with and into CMAC, CMAC will continue as the surviving corporation and the stockholders of Amerin will become stockholders of CMAC, which will be renamed a name mutually agreed upon between the parties prior to Closing (as hereinafter defined); and

               WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

               WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction; and

               WHEREAS, CMAC and Amerin desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

               NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the parties agree as follows:


                                 ARTICLE 1
                                The Merger

               Section 1.1. The Merger. (a) At the Effective Time, Amerin shall be merged (the "Merger") with and into CMAC in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), whereupon the separate existence of Amerin shall cease, and CMAC shall continue as the surviving corporation (the "Surviving Corporation").

           (b) The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which date shall be no later than the second business day after satisfaction of the conditions set forth in Article 6, at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103, unless another time, date or place is agreed in writing by the parties hereto.

           (c) Upon the Closing, Amerin and CMAC will file a certificate of merger (the "Certificate of Merger") with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the Certificate of Merger is duly filed with the Delaware Secretary of State (or at such later time as may be agreed in writing by the parties hereto and specified in the Certificate of Merger).

           (d) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of Amerin and CMAC, all as provided under Delaware Law.

               Section 1.2.  Conversion of Shares.  At the Effective Time:

           (a) each share of common stock, par value $.01 per share, of Amerin outstanding immediately prior to the Effective Time (the "Amerin Stock"), together with the preferred share purchase rights issued to the holders thereof pursuant to that certain Rights Agreement (the "Amerin Rights Agreement") dated as of October 14, 1998 between Amerin and Norwest Bank Minnesota, National Association (the "Amerin Stockholder Rights") and attached thereto, shall (except as otherwise provided in Section 1.2(b) and subject to Section 1.07) be converted into the right to receive .5333 (the "Exchange Ratio") fully paid and nonassessable shares of the common stock, par value $.001 per share, of CMAC (the "CMAC Stock"), together with the same number of preferred share purchase rights issued to the holders thereof pursuant to that certain Rights Agreement (the "CMAC Rights Agreement") dated as of April 14, 1998 between CMAC and The Bank of New York (the "CMAC Stockholder Rights") and attached thereto, subject to adjustment as provided in Section 1.06 (the "Merger Consideration"); and

           (b) each share of Amerin Stock held by Amerin as treasury stock or owned by CMAC or any of its Subsidiaries immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

               Section 1.3. CMAC Stock. At and after the Effective Time, each share of CMAC Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

               Section 1.4. Surrender and Payment. (a) Prior to the Effective Time, CMAC shall appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates representing Amerin Stock (the "Certificates") for the Merger Consideration. As of the Effective Time, the Surviving Corporation will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of shares of Amerin Stock. Promptly after the Effective Time, CMAC will send, or will cause the Exchange Agent to send, to each holder of shares of Amerin Stock at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent).

           (b) Each holder of shares of Amerin Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, the Merger Consideration in respect of the Amerin Stock represented by such Certificate. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

           (c) If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Certificate or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

           (d) After the Effective Time, there shall be no further registration of transfers of shares of Amerin Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Section.

           (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.4(a) that remains unclaimed by the holders of shares of Amerin Stock six months after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Amerin Stock for the Merger Consideration prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of such shares of Amerin Stock. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any holder of shares of Amerin Stock for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of shares of Amerin Stock two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

           (f) No dividends, interest or other distributions with respect to CMAC Stock constituting part of the Merger Consideration shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the person in whose name the CMAC Stock has been registered, all dividends, interest and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

               Section 1.5. Stock Options and Restricted Stock. (a) At the Effective Time, each option to purchase shares of Amerin Stock outstanding under any employee or director stock option or compensation plan or arrangement of Amerin, whether or not exercisable and whether or not vested, shall be assumed by CMAC and shall constitute an option (a "Substitute
Option") to acquire, on the same terms and conditions as were applicable under such assumed option (giving effect to any acceleration of vesting arising in connection with the transactions contemplated hereby), that number of shares of CMAC Stock equal to the product of the Exchange Ratio times the number of shares of Amerin Stock subject to such option, at a price per share (rounded to the nearest $0.001) equal to the aggregate exercise price for the shares of Amerin Stock subject to such option divided by the number of full shares of CMAC Stock deemed to be purchasable pursuant to such option; provided, however, that (i) subject to the provisions of clause (ii) below, the number of shares of CMAC Stock that may be purchased upon exercise of such Substitute Option shall not include any fractional shares, and, upon the last such exercise of such Substitute Option, CMAC shall pay to the holder thereof an amount of cash equal to such fraction multiplied by the closing price of CMAC Stock as reported on the NYSE on the date of such exercise, and (ii) in the case of any Substitute Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares purchasable pursuant to such Substitute Option and the terms and conditions of exercise of such Substitute Option shall be determined in order to comply with Section 424 of the Code. The provisions of this
Section 1.05 shall in all events be interpreted and effected in a manner that is consistent with the parties' obligations under Section 5.15.

           (b) If any shares of Amerin Stock outstanding at the Effective Time are subject to any contractual restrictions (other than contractual restrictions that lapse or cease as a result of consummation of the Merger) relating to the continued performance of services to Amerin or any of its Subsidiaries by the holder, such restrictions shall continue to apply to the CMAC Stock received by such holder pursuant to this Article 1 in respect of such restricted shares of Amerin Stock and shall thereafter relate to the continuing performance of services by the holder to the Surviving Corporation.

           (c) Prior to the Effective Time, Amerin will obtain such consents, if any, as may be necessary to give effect to the provisions of this Section. In addition, prior to the Effective Time, CMAC and Amerin will make such amendments, if any, to the terms of the stock option or compensation plans or arrangements of CMAC and Amerin, as the case may be, and take such other actions as are necessary to give effect to the provisions of this Section.

           (d) Promptly after the Effective Time, the Surviving Corporation shall send to each holder of a Substitute Option a notice informing such holder of the amendments to the terms of such holder's Amerin option effected pursuant to this Section 1.05.

               Section 1.6. Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Amerin or CMAC shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be equitably adjusted to eliminate the effects of such event.

               Section 1.7. Fractional Shares. No fractional shares of CMAC Stock shall be issued in connection with the Merger. In lieu of the issuance of any such fractional share, the Surviving Corporation shall pay to each former Amerin stockholder who otherwise would be entitled to receive such fractional share as a result of the Merger an amount in cash determined by multiplying the closing sale price of CMAC Stock on the New York Stock Exchange (the "NYSE") on the trading day immediately preceding the Effective Time by the fraction of a share of CMAC Stock to which such holder otherwise would have been entitled.

               Section 1.8. Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to this Article such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Amerin Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

               Section 1.9. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.


                                 ARTICLE 2
                         The Surviving Corporation

               Section 2.1. Certificate of Incorporation. The certificate of incorporation of the Surviving Corporation after the Effective Time shall be as set forth in Exhibit A until thereafter changed or amended as provided therein or by applicable law.

               Section 2.2. Bylaws. The bylaws of CMAC in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation after the Effective Time until thereafter changed or amended as provided therein or by applicable law, except that (i) Section 4.02 thereof shall be amended to provide that the size of the Surviving Corporation Board may be changed, until the Surviving Corporation's annual stockholder meeting to be held in the year 2000 (the "2000 Annual Meeting"), only with the approval of two-thirds of the entire Surviving Corporation Board and, thereafter, only with the approval of a majority of the directors present at a meeting at which a quorum is present, (ii) Section 4.04(a) thereof shall be amended to provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors of the Surviving Corporation Board may be filled, until the 2000 Annual Meeting, only with the approval of two-thirds of the remaining Board members and, thereafter, only with the approval of a majority of the remaining directors present at a meeting at which a quorum is present, (iii) Section 4.10(a) thereof shall be amended to provide that, until the 2000 Annual Meeting, two-thirds of the entire Surviving Corporation Board shall constitute a quorum for the transaction of business and, thereafter, a majority of the entire Surviving Corporation Board shall constitute a quorum for the transaction of business.

               Section 2.3. Board and Board Committees of the Surviving Corporation. CMAC shall take all action necessary so that at the Effective Time (i) the Surviving Corporation Board shall consist of the number of members mutually agreed upon by CMAC and Amerin prior to the Effective Time; provided that such number shall not be less than nine or more than fourteen,
(ii) approximately 62% of the Surviving Corporation Board shall consist of members designated by CMAC prior to the Effective Time, all of whom are either members of the CMAC Board on the date of this Agreement or are designees acceptable to Amerin (the "CMAC Director Designees"), (iii) approximately 38% of the Surviving Corporation Board shall consist of members designated by Amerin prior to the Effective Time, all of whom are either members of the Amerin Board on the date of this Agreement or are designees acceptable to CMAC (the "Amerin Director Designees"), (iv) the CMAC Director Designees and the Amerin Director Designees shall be divided as evenly as possible among the classes of the Surviving Corporation Board, (v) each committee of the Surviving Corporation Board that does not have more than four members shall consist of at least one Amerin Director Designee, (vi) each committee of the Surviving Corporation Board that does have more than four members shall consist of that number of Amerin Director Designees that corresponds to their proportionate representation on the Surviving Corporation Board and (vii) Roy
J. Kasmar shall be a member of the Executive Committee of the Surviving Corporation Board.

               Section 2.4. Management. CMAC shall take all action necessary to appoint (i) Frank P. Filipps as Chairman of the Board and Chief Executive Officer of the Surviving Corporation at the Effective Time and (ii) Roy J. Kasmar as President and Chief Operating Officer of the Surviving Corporation at the Effective Time. Mr. Filipps and Mr. Kasmar shall consult with each other on the selection of the other executive officers of the Surviving Corporation.

               Section 2.5. Headquarters. The Surviving Corporation shall cause its headquarters to be located in Philadelphia, Pennsylvania.


                                 ARTICLE 3
                 Representations and Warranties of Amerin

               Amerin represents and warrants to CMAC that, except as disclosed in the Amerin Schedule of Exceptions (which will identify exceptions by specific Section references) or as otherwise expressly contemplated by this
Agreement:

               Section 3.1.  Corporate Existence and Power.   Amerin is a
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Amerin. Amerin is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Amerin. Amerin has heretofore delivered to CMAC true and complete copies of the certificate of incorporation and bylaws of Amerin as currently in effect.

               Section 3.2. Corporate Authorization. (a) The execution, delivery and performance by Amerin of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of Amerin and, except for the required approval of Amerin's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of a majority of the outstanding shares of Amerin Stock is the only vote of the Amerin stockholders necessary in connection with the consummation of the Merger. No other vote of the Amerin stockholders is necessary in connection with this Agreement or the consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of Amerin.

           (b) The Amerin Board, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to and in the best interests of Amerin's stockholders, (ii) declared advisable and approved and adopted this Agreement and the transactions contemplated hereby (including the Merger) and (iii) resolved to recommend approval and adoption of this Agreement by its stockholders.
               Section 3.3. Governmental Authorization. The execution, delivery and performance by Amerin of this Agreement and the consummation by Amerin of the transactions contemplated hereby require no action by or in respect of, or filing with, any domestic or foreign governmental body, agency, official or authority ("Governmental Entity") other than (i) the filing of a certificate of merger in accordance with Delaware Law, (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements
Act of 1976 ("HSR Act"), the Securities Act of 1933 ("Securities Act"), the Securities Exchange Act of 1934 ("Exchange Act") or any other applicable securities laws, (iii) approvals and filings under the insurance laws of the jurisdictions set forth in Section 3.03 of the Amerin Schedule of Exceptions and (iv) any other filings, approvals or authorizations which, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Amerin.

               Section 3.4. Non-Contravention. The execution, delivery and performance by Amerin of this Agreement and the consummation by Amerin of the transactions contemplated hereby do not and will not (i) contravene or violate the certificate of incorporation or bylaws of Amerin or the equivalent documents of any of its Subsidiaries, (ii) assuming compliance with the matters referred to in Section 3.3, contravene or violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to Amerin or any of its Subsidiaries, (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Amerin or any of its Subsidiaries or to a loss of any benefit to which Amerin or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Amerin or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Amerin or any of its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of Amerin or any of its Subsidiaries except, in the case of clauses (ii), (iii) and (iv), for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Amerin. For purposes of this Agreement, "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

               Section 3.5. Capitalization. The authorized capital stock of Amerin consists of (i) 100,000,000 shares of Amerin Stock, of which 50,000,000 shares are voting common stock ("Voting Amerin Stock") and 50,000,000 shares are nonvoting common stock ("Nonvoting Amerin Stock"); (ii) 10,000,000 shares of Preferred Stock, par value $.01 per share, of which 300,000 shares have been designated Series A Participating Cumulative Preferred Stock (the "Series A Preferred Stock"); and (iii) 113,173 shares of 13.5% Convertible Preferred Stock, par value $.01 per share. As of November 16, 1998, there were outstanding 26,507,948 shares of Amerin Stock, of which 24,851,039 shares are Voting Amerin Stock and 1,656,909 shares are Nonvoting Amerin Stock, and no shares of Preferred Stock (including Series A Preferred Stock) and 13.5% Convertible Preferred Stock. As of November 16, 1998, there were outstanding options to purchase an aggregate of 1,832,326 shares of Voting Amerin Stock at an average exercise price of $17.75 per share (of which options to purchase an aggregate of 436,020 shares of Voting Amerin Stock were exercisable). All outstanding shares of capital stock of Amerin have been duly authorized and validly issued and are fully paid and non-assessable. Except for the Amerin Stockholder Rights, except as set forth in this Section and except for changes since November 16, 1998 resulting from the exercise of employee stock options outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of Amerin, (ii) securities of Amerin or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Amerin or (iii) options or other rights to acquire from Amerin or any of its Subsidiaries or other obligations of Amerin to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Amerin. There are no outstanding obligations of Amerin or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities referred to in clauses (i), (ii) or
(iii) above.

               Section 3.6. Assets Necessary. Amerin and its Subsidiaries own, lease or license all material property and assets (including without limitation Intellectual Property and Software) necessary to carry on their businesses and operations as presently conducted. All such material assets and properties (other than as CMAC and Amerin may mutually agree) will be owned, leased or licensed by Amerin and its Subsidiaries at the Effective Time and will as of the Effective Time permit the Surviving Corporation and its Subsidiaries to conduct such businesses and operations in substantially the same manner as such businesses and operations have been conducted by Amerin prior to the Effective Time.

               Section 3.7. Subsidiaries. (a) Each Subsidiary of Amerin is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Amerin. Each Subsidiary of Amerin is duly qualified, or otherwise authorized, to transact business as a corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Amerin. Section 3.07(a) of the Amerin Schedule of
Exceptions sets forth a complete and correct list of all Amerin's
Subsidiaries. Neither Amerin nor any of its Subsidiaries holds any interest in a partnership or joint venture of any kind.

           (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of Amerin is owned by Amerin, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), other than any restrictions imposed under the Securities Act. Except as set forth in this Section, there are no outstanding (i) shares of capital stock or other voting securities or ownership interests in any of Amerin's Subsidiaries, (ii) securities of Amerin or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of Amerin's Subsidiaries or (iii) options or other rights to acquire from Amerin or any of its Subsidiaries, or other obligations of Amerin or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any of Amerin's Subsidiaries. There are no outstanding obligations of Amerin or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i), (ii) or (iii) above.

               Section 3.8. Licenses and Permits; Policies; Regulatory Matters. (a) Amerin and its Subsidiaries hold all material consents, licenses, franchises, permits, waivers, approvals or other similar authorizations (the "Permits") necessary for the ownership and conduct of the respective businesses of Amerin and its Subsidiaries, in the manner now conducted, in each of the jurisdictions in which Amerin and its Subsidiaries conduct or operate their respective businesses, and such Permits are in full force and effect in all material respects. No material violations exist in respect of any Permit of Amerin and its Subsidiaries, and no proceeding or investigation is pending, or to the Knowledge of Amerin threatened, that would be reasonably likely to result in the suspension, revocation, limitation or restriction of any Permit and, to the Knowledge of Amerin, there is no reasonable basis for the assertion of any such material violation or the institution of any such proceeding.

           (b) All insurance policies issued by any Subsidiary of Amerin as now in force are, to the extent required under applicable law, in a form acceptable to applicable regulatory authorities, or have been filed with and not objected to by such authorities within the period provided for such objection.
           (c) Amerin and each Subsidiary of Amerin has filed all material reports, statements, documents, registrations, filings or submissions required to be filed by Amerin or any Subsidiary of Amerin, respectively, with any applicable federal, state or local regulatory authorities, including but not limited to state insurance regulatory authorities. All such material reports, statements, documents, registrations, filings and submissions complied in all material respects with applicable law in effect when filed and no material deficiencies have been asserted by any such regulatory authority with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied. All premium rates, rating plans and policy forms established or used by Amerin or any Subsidiary of Amerin that are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform in all material respects to the premiums so filed or approved and comply in all material respects with the insurance laws applicable thereto, except where the failure to make such filing or obtain such approval would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Amerin.

           (d) None of the information to be supplied by Amerin for inclusion in the approvals and filings under the insurance laws of the jurisdictions set forth in Section 3.03 of the Amerin Schedule of Exceptions will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

               Section 3.9.  SEC Filings.  (a) Amerin has delivered to CMAC
(i) its annual report on Form 10-K for its fiscal year ended December 31, 1997 (the "Amerin 10-K"), (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended after December 31, 1997, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Amerin held since December 31, 1997 and (iv) all of its other reports, statements, schedules, prospectuses and registration statements filed with the Securities and Exchange Commission (the "SEC") since December 31, 1997 (the documents referred to in this Section 3.9(a) being referred to collectively as the "Amerin SEC Filings"). Amerin's quarterly report on Form 10-Q for its fiscal quarter ended September 30, 1998 is referred to herein as the "Amerin 10-Q".

           (b) As of its filing date, each Amerin SEC Filing complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

           (c) As of its filing date, each Amerin SEC Filing filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

           (d) Each such registration statement, if any, as amended or supplemented, if applicable, filed pursuant to the Securities Act did not, as of the date such statement or amendment became effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               Section 3.10. Financial Statements. (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of Amerin included in the Amerin SEC Filings fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Amerin and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited consolidated interim financial statements). For purposes of this Agreement, "Amerin Balance Sheet" means the audited consolidated balance sheet of Amerin as of December 31, 1997 set forth in the Amerin 10-K and "Amerin Balance Sheet Date" means December
31, 1997. For purposes of this Agreement, the "Amerin Unaudited September Balance Sheet" means the unaudited consolidated balance sheet of Amerin and its Subsidiaries as of September 30, 1998.

           (b) The audited balance sheets of Amerin's Subsidiaries as of December 31, 1997, and the related statements of operations and statements of cash flows for the year then ended, and their respective annual statements for the fiscal year ended December 31, 1997 (the "Amerin Annual Statements") filed with the insurance regulatory authorities in their respective jurisdictions of domicile (collectively, the "Regulators"), copies of which have been delivered to CMAC, fairly present in all material respects their respective statutory financial conditions as of such date and the results of their respective operations and cash flows for the year then ended in conformity with SAP. The other information contained in the Amerin Annual Statements fairly presents in all material respects the information required to be contained therein in conformity with SAP. The balance sheets of Amerin and its Subsidiaries in respect of any period ending after December 31, 1997, and the related statements of operations and statements of cash flows, which have been filed with Regulators, copies of which have been delivered to CMAC, fairly present in all material respects their respective statutory financial conditions as of such date and the results of their respective operations and cash flows for the period then ended in conformity with SAP consistently applied.

               Section 3.11. Registration Statement; Joint Proxy Statement. None of the information to be supplied by Amerin for inclusion or incorporation by reference in the joint proxy statement relating to the meetings of Amerin's shareholders and CMAC's shareholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the "Joint Proxy Statement") and in the registration statement on Form S-4 to be filed by CMAC with the SEC with respect to the CMAC Stock to be issued to Amerin's shareholders in connection with the Merger (together with any amendments thereto, the "Registration Statement") in which the Joint Proxy Statement shall be included as a prospectus will (i) in the case of the Joint Proxy Statement, at the time of the mailing thereof, at the time of the Amerin Stockholder Meeting, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Joint Proxy Statement and the Registration Statement will comply (with respect to information relating to Amerin) as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Notwithstanding the foregoing, Amerin makes no representation or warranty with respect to any information supplied by CMAC which is contained in the Registration Statement or the Joint Proxy Statement.

               Section 3.12. Absence of Certain Changes or Events. Since December 31, 1997, Amerin and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any event, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Amerin (other than an event, occurrence, development or state of circumstances or facts related to (i) the United States economy or securities markets in general, (ii) this Agreement or the transactions contemplated hereby or the announcement thereof or (iii) the mortgage insurance industry in general), (b) any event that could reasonably be expected to prevent or materially delay the performance of this Agreement by Amerin, or (c) any action taken by Amerin or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1.

               Section 3.13. Material Liabilities; Investments. (a) There are no liabilities of Amerin or any Subsidiary of Amerin of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

                 (i)  liabilities provided for in the Amerin Balance Sheet;

                (ii) liabilities incurred since the Amerin Balance Sheet Date in the ordinary course of business, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Amerin; and

               (iii)  liabilities or obligations under this Agreement.

           (b) Section 3.13(b) of the Amerin Schedule of Exceptions describes in reasonable detail all of Amerin's Investment Assets as of September 30, 1998.

               "Investment Assets" means, with respect to any person, any investment assets (whether or not required by GAAP or SAP to be reflected on a balance sheet) beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such person or any Subsidiary of such person, including but not limited to bonds, notes, debentures, mortgage loans, collateral loans and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts, derivatives and all other assets acquired for investment purposes.

               Section 3.14. Compliance with Laws and Court Orders. Amerin and each of its Subsidiaries is and has been in compliance with, and to the Knowledge of Amerin, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Amerin.

               Section 3.15. Material Contracts. (a) Neither Amerin nor any of its Subsidiaries is a party to or bound by:

                 (i) any agreement any of the benefits or costs of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement;

                (ii) any insurance related agreement with outside parties (other than any such agreement that is cancelable within 60 days without the payment of any penalty and other than insurance policies or other similar agreements issued by any Subsidiary of Amerin in the ordinary course of its business as to which Amerin has provided the principal forms to CMAC), including, but not limited to, those relating to borrower counseling and contract underwriting;

               (iii) any agreement which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act and the Exchange Act) that has not been filed or incorporated by reference in the Amerin SEC Filings;

                (iv) any agreement which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement;

                 (v) any agreement relating to indebtedness for borrowed money or any guarantee or similar agreement relating thereto, other than any such agreement with, or relating to, an aggregate outstanding principal amount or guaranteed obligation not exceeding $1,000,000;

                (vi) any material license, franchise or similar agreement necessary for the operation of the business of Amerin and its Subsidiaries, taken as a whole;

               (vii) any material agency, dealer, sales representative, marketing or other similar agreement, other than any agency agreement on the relevant Subsidiaries' standard independent agency form;

              (viii) any agreement that restricts or prohibits Amerin or any Subsidiary or Affiliate of Amerin from competing with any person in any line of business or from competing in, engaging in or entering into any line of business in any area and which would so restrict or prohibit Amerin or any Subsidiary or Affiliate of Amerin after the Effective Time;

                (ix) any reinsurance agreement (in each case applicable to insurance in force);

                 (x) any agreement containing "change in control" or similar provisions relating to a change in control of Amerin or any of its Subsidiaries;

                (xi) any "stop loss" agreement, other than those entered into in the ordinary course of business consistent with past practice;

               (xii) any agreement (other than insurance policies or other similar agreements issued by any Subsidiary of Amerin in the ordinary course of its business) pursuant to which Amerin or any Subsidiary of Amerin is obligated to indemnify any other person;

              (xiii) any agreement (other than any option agreement) with any Affiliate of Amerin or any director, officer or employee of Amerin or any of its Subsidiaries or Affiliates;

               (xiv)  any other material agreement; or

                (xv)  any guaranty of any of the foregoing.

               For the purposes of this Section 3.15(a), "agreement" means any agreement, contract, arrangement, commitment or understanding (whether written or oral).

           (b) Amerin has heretofore furnished or made available to CMAC complete and correct copies (or, if oral, accurate written summaries) of the items listed in Section 3.15 of the Amerin Schedule of Exceptions, each as amended or modified to the date hereof, including any waivers with respect thereto (the "Amerin Significant Agreements"). Except as specifically disclosed therein: (i) each of the Amerin Significant Agreements is valid and binding on Amerin or of its Subsidiaries as applicable, and in full force and effect; (ii) Amerin and each of its Subsidiaries, as applicable, have in all material respects performed all material obligations required to be performed by them to date under each Amerin Significant Agreement; (iii) neither Amerin nor any of its Subsidiaries knows of, or has received notice of, any violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Amerin Significant Agreement, except as, in the case of clauses (ii) and
(iii), such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Amerin. Set forth on Section
3.15 of the Amerin Schedule of Exceptions is a description of any material changes as of the date hereof to the amount and terms of the indebtedness of Amerin and its Subsidiaries from that described in the notes to the Amerin 10-K.

               Section 3.16. Non-Claims Litigation. Except for any action, suit, investigation or proceeding that involves a claim under any insurance, reinsurance or indemnity policy, fidelity bond, surety bond or similar contract or undertaking issued or entered into by Amerin or any Subsidiary of Amerin, there is no action, suit, investigation or proceeding pending against, or to the Knowledge of Amerin threatened against or affecting, Amerin or any Subsidiary of Amerin or any of their respective properties before any court, arbitrator, or any Governmental Entity which is reasonably likely to result in actual damages individually in excess of $500,000 or actual damages in the aggregate in excess of $1,000,000. There is no action, suit, investigation or proceeding pending against, or to the Knowledge of Amerin threatened against or affecting, Amerin or any Subsidiary of Amerin or any of their respective properties before any court, arbitrator, or any Governmental Entity which would reasonably be expected to prevent, enjoin, alter or materially delay the transactions contemplated hereby. Neither Amerin nor any Subsidiary of Amerin nor any of their respective properties is subject to any material order or judgment which would prevent or delay the consummation of the transactions contemplated hereby.

               Section 3.17. Reserves; Reinsurance. (a) Each reserve and other liability amount in respect of the insurance business, including without limitation reserve and other liability amounts in respect of insurance policies, established or reflected in the Amerin Annual Statements was reviewed and certified by an independent actuary in accordance with applicable state insurance laws and regulations. Each reserve and other liability amount in respect of the insurance business, including without limitation reserve and other liability amounts in respect of insurance policies, established or reflected in the Amerin Unaudited September Balance Sheet was reviewed by an independent actuary to the extent required by applicable state insurance laws and regulations. Each reserve and other liability amount established or reflected in the Amerin Annual Statements or the Amerin Unaudited September Balance Sheet was in conformity with SAP and in compliance with the requirements of the insurance laws, rules and regulations of the respective jurisdictions of domicile of each Subsidiary of Amerin as of the date thereof. Each Subsidiary of Amerin owns assets that qualify as admitted assets under the insurance laws, rules and regulations of the respective jurisdictions of domicile of such Subsidiary in an amount equal to the sum of all such reserves and liability amounts and its minimum statutory capital and surplus as required by the insurance laws, rules and regulations of the respective jurisdictions of domicile of such Subsidiary. The reserves set forth in the Amerin Annual Statements for the years indicated for payment of all insurance policy benefits, losses, claims and expenses were considered adequate as of the date of such statements by management of Amerin to cover the total amount of all reasonably anticipated liabilities of Amerin and its Subsidiaries.

           (b) Section 3.17(b) of the Amerin Schedule of Exceptions lists, to the extent not otherwise set forth in Section 3.15 of the Amerin Schedule of Exceptions, all ceded reinsurance agreements in force as of the date hereof to which any Subsidiary of Amerin is a party and under which there is liability by either party to the agreement (collectively, the "Amerin Existing Reinsurance Agreements"). Section 3.17(b) of the Amerin Schedule of Exceptions also lists any reinsurance agreement pursuant to which Amerin or any of its Subsidiaries has assumed any insurance obligations. Neither Amerin nor any of its Subsidiaries has any reason to believe that any amount recoverable by any of the Subsidiaries of Amerin pursuant to any Amerin Existing Reinsurance Agreement is not fully collectible in due course and, to the Knowledge of Amerin, there is no reason to believe that the financial condition of any such other party is impaired to the extent that a default thereunder may reasonably be anticipated. Each of the Subsidiaries of Amerin is entitled to take full credit in its statutory financial statements pursuant to applicable insurance laws for ceded reinsurance under the Amerin Existing Reinsurance Agreements to which it is a party, and there is no claim under any Amerin Existing Reinsurance Agreement that is disputed by any other party to such agreement.

               Section 3.18. Loans and Advances. Other than in the ordinary course of its portfolio investment activities or loss mitigation activities, neither Amerin nor any of its Subsidiaries has any contractual commitment to make any loan, advance or capital contribution to, or investment in, any other person in excess of $500,000.

               Section 3.19. Finders' Fees. Except for Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Morgan Stanley, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Amerin or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

               Section 3.20. Opinion of Financial Advisor. The Amerin Board has received the opinion of DLJ, financial advisor to Amerin, to the effect that, as of the date of this Agreement, the Exchange Ratio is fair from a financial point of view to Amerin's stockholders.

               Section 3.21. Taxes. Except as set forth in the Amerin Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Amerin, (i) all Tax returns, statements, reports, forms, and similar filings (collectively, the "Amerin Returns") required to be filed with any taxing authority by, or with respect to, Amerin and its Subsidiaries with respect to Taxes have been filed in accordance with all applicable laws, (ii) Amerin and its Subsidiaries have timely paid all Taxes shown as due and payable on the Amerin Returns that have been so filed, and, as of the time of filing, the Amerin Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Amerin and its Subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Amerin Balance Sheet), (iii) Amerin and its Subsidiaries have made provision for all Taxes payable by Amerin and its Subsidiaries for which no Amerin Return has yet been filed,
(iv) the charges, accruals and reserves for Taxes with respect to Amerin and its Subsidiaries reflected on each of the Amerin Balance Sheet and the Amerin Unaudited September Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof, (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to Amerin or any of its Subsidiaries in respect of any Tax, (vi) no Amerin Returns have been examined by the Internal Revenue Service ("IRS"), and the IRS has not made assessments with respect to such returns, and (vii) there is in effect no extension or waiver of the applicable statute of limitations of any jurisdiction regarding the assessment or collection of any Tax.

               For purposes of this Agreement, "Taxes" or "Tax" means any taxes, duties, assessments, fees, levies, or similar governmental charges, together with any interest, penalties, and additions to tax, imposed by any taxing authority, wherever located (i.e., whether federal, state, local, municipal, or foreign), including, without limitation, all net income, gross income, gross receipts, net receipts, sales, use, transfer, franchise, privilege, profits, social security, disability, withholding, payroll, unemployment, employment, excise, severance, property, windfall profits, value added, ad valorem, occupation, or any other similar governmental charge or imposition.

               Section 3.22. Employee Benefit Plans. (a) Section 3.22 of the Amerin Schedule of Exceptions identifies each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each employment, severance or similar contract, plan, arrangement or policy applicable to any director or officer of Amerin and each plan, fund, program, policy, contract, commitment or arrangement providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), whether formal or informal, written or oral, which (i) is sponsored, maintained, administered or contributed to by Amerin or any of its ERISA Affiliates (as defined below) or under which Amerin or any of its ERISA Affiliates has any obligation to contribute to, or any liability and (ii) covers any employee or former employee, director or former director, consultant or former consultant, independent contractor or former independent contractor, or present or former beneficiary, dependent or assignee of any such employee, former employee, director, former director, independent contractor, former independent contractor, consultant or former consultant of Amerin or any of its Subsidiaries. Such plans are referred to collectively herein as the "Amerin Employee Plans." Amerin has delivered or made available to CMAC, with respect to all Amerin Employee Plans, true, complete and correct copies of the following (including all amendments thereto): all plan documents, handbooks, manuals, material employee communications and similar documents governing employment policies, practices and procedures; all of the most recent summary plan descriptions and any subsequent summaries of material modifications; Forms series 5500 as filed with the IRS (including all required reports and supporting schedules) for the most recent plan year; all trust agreements with respect to the Amerin Employee Plans; copies of any contracts with service providers and insurers providing benefits for participants or liability insurance or bonding for the sponsors, administrators or trustees of any Amerin Employee Plan; most recent annual audit and accounting of plan assets for all funded plans; and, as applicable, the most recent IRS determination letters and IRS opinion letters for all plans qualified under
Section 401(a) of the Code. An "ERISA Affiliate" of an entity is any enterprise which, with such entity, forms or formed at any time since
September 2, 1994, a controlled group of corporations within the meaning of
Section 414(b) of the Code, a group of trades or businesses under common control within the meaning of Section 414(c) of the Code, or any affiliated service group within the meaning of Section 414(m) of the Code.

           (b) Each Amerin Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to ERISA and the Code) which are applicable to such Plan, including without limitation requirements as to contributions, insurance premiums, fiduciary administration, plan operations, employee classification and plan design, except where failure(s) to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Amerin.

           (c) No Amerin Employee Plan constitutes a "multiemployer plan", as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), and no Amerin Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No Amerin Employee Plans are subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. Neither Amerin nor any of its Subsidiaries has ever sponsored, maintained or contributed to, or incurred any liability with respect to, any employee benefit plan subject to Title IV of ERISA (including any Multiemployer Plan). Neither CMAC nor any of its ERISA Affiliates has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Amerin Employee Plan has or will make Amerin or any Subsidiary, any officer or director of Amerin or any Subsidiary subject to any liability under Title I of ERISA or liable for any tax or penalty pursuant to Section 4975 of the Code or Part 4 of Subtitle I of ERISA that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Amerin.

           (d) Each Amerin Employee Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof has been determined by the IRS to be exempt from tax pursuant to Section 501(a) of the Code and, to the Knowledge of Amerin, nothing has occurred and no facts have arisen since such IRS determination that would jeopardize the tax qualified status of any such Amerin Employee Plan or the tax-exempt status of any related trust.

           (e) There has been no amendment to, written interpretation or announcement (whether or not written) by Amerin or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Amerin Employee Plan which would increase materially the expense of maintaining such Amerin Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended on the Amerin Balance Sheet Date.

           (f) Neither Amerin nor any Subsidiary is a party to or subject to any union contract or any employment contract or arrangement providing for annual future compensation of $500,000 or more with any officer, consultant, director or employee.

               Section 3.23. Environmental Matters. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Amerin,

                 (i) no notice, notification, demand, request for information, citation, summons or order has been received by, no complaint has been filed against, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or, to the Knowledge of Amerin, is threatened by any Governmental Entity or other person against, Amerin or any of its Subsidiaries, in each case relating to or arising out of any Environmental Law;

                (ii) Amerin and each of its Subsidiaries are and have been in compliance with all Environmental Laws and all Environmental Permits; and

               (iii) there are no liabilities of or relating to Amerin or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

           (b)  The following terms shall have the meaning set forth below:
               "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any Governmental Entity, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

               "Environmental Permits" means, with respect to any person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Entities required by Environmental Laws and necessary to the business of such person as currently conducted.

               "Amerin" and "its Subsidiaries" shall, for purposes of this Section, include any entity which is, in whole or in part, a corporate predecessor of Amerin or any of its Subsidiaries.

               Section 3.24. Intellectual Property; Software. (a) Amerin and its Subsidiaries own or otherwise have rights to use and, as of and from the Effective Time, will own or otherwise have rights to use (in each case, free and clear of any material Liens or other material limitations or restrictions) all Intellectual Property used in their respective businesses as currently conducted and as contemplated to be conducted; the use of any Intellectual Property by Amerin and its Subsidiaries does not infringe on or otherwise violate the rights of any person; and, to the Knowledge of Amerin, no person is challenging, infringing on or otherwise violating any right of Amerin or any Subsidiary of Amerin with respect to any Intellectual Property owned by and/or licensed to Amerin and its Subsidiaries.

           (b) Amerin and its Subsidiaries own or have valid and enforceable licenses or other rights to use (in each case, free and clear of any material Liens or other material limitations or restrictions) all Software used in the conduct of their respective businesses and operations as currently conducted; the use of the Software by Amerin and its Subsidiaries does not infringe on or otherwise violate the rights of any person; and, to the Knowledge of Amerin, no person is challenging, infringing on or otherwise violating any right of Amerin or any Subsidiary of Amerin with respect to any Software used by Amerin and its Subsidiaries. Except as set forth in Section 3.24(b) of the Amerin Schedule of Exceptions, from and after the Effective Time, Amerin and its Subsidiaries will own or have valid and enforceable licenses or other rights to use (in each case, free and clear of any material Liens or other material limitations or restrictions) all Software used in the conduct of their respective businesses and operations as currently conducted in the same manner as such Software has been used to conduct such businesses and operations prior to the date hereof.

               "Intellectual Property" shall mean: trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including but not limited to divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights; provided that "Intellectual Property" shall not include Software.

               "Software" shall mean all computer and telecommunication software including source and object code and documentation and any other media (including but not limited to manuals, journals and reference books).

               Section 3.25. Properties. Amerin and its Subsidiaries have good title to, or in the case of leased property have valid leasehold interests in, all of their respective properties and assets (whether real or personal, tangible or intangible) except for imperfections in title or invalidities in leasehold interests that do not, individually or in the aggregate, materially detract from the value reflected on the Amerin Balance Sheet. None of such properties or assets is subject to any Liens, except:

                 (i)  Liens reflected on the Amerin Balance Sheet;

                (ii) Liens for Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Amerin Balance Sheet); and

               (iii) Liens which do not, individually or in the aggregate, materially detract from the value reflected on the Amerin Balance Sheet or materially interfere with any present or intended use of any material properties or assets.

               Section 3.26. Pooling; Tax Treatment. (a) Amerin intends that the Merger be accounted for under the "pooling of interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants (APB No. 16), as amended by Statements of the Financial Accounting Standards Board, and the related interpretations of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the rules and regulations of the SEC.

           (b) To the best of Amerin's Knowledge, neither Amerin nor any of its Affiliates has taken or agreed to take any action that would prevent the Merger from qualifying (i) for "pooling of interests" accounting treatment as described in (a) above or (ii) as a reorganization within the meaning of
Section 368(a) of the Code.

               Section 3.27. Takeover Statutes. The Amerin Board has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated by this Agreement the restrictions on "business combinations" set forth in
Section 203 of the Delaware Law. To the best of Amerin's Knowledge, no other "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States applicable to Amerin or any of its Subsidiaries is applicable to the Merger or the other transactions contemplated hereby.

               Section 3.28. Transactions with Affiliates. Since December 31, 1997, there have been no transactions, agreements, arrangements or understandings between Amerin or its Subsidiaries, on the one hand, and Amerin's Affiliates (other than wholly-owned Subsidiaries of Amerin) or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act and the Exchange Act.

               Section 3.29. Business Information. The information Amerin has heretofore provided to CMAC regarding the composition and performance of Amerin's portfolios of primary and pool insurance and reinsurance is accurate and includes all material information concerning such portfolios. Amerin has provided CMAC with complete copies of all contracts and other business arrangements with respect to the provision of insurance and any related services (including without limitation primary insurance plans, pool insurance commitments, reinsurance agreements, and contract underwriting arrangements). Prior to the date of this Agreement, Amerin has disclosed to CMAC the terms and provisions of any insurance or ancillary product, plan or service that are not fully set forth in formal business agreements.

               Section 3.30. Year 2000. Amerin has undertaken a concerted effort to ensure that all of the Software, databases, computer firmware, computer hardware (where general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by Amerin or by any of its Subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing and/or receiving date-related data with respect to any dates after December 31, 1999. Amerin reasonably believes that such effort will be successful.

               Section 3.31. Rights Agreement. Amerin has taken all necessary action with respect to all of the outstanding Amerin Stockholder Rights so that, as of immediately prior to the Effective Time, as a result of entering into this Agreement or consummating the Merger and the other transactions contemplated by this Agreement, (i) neither Amerin nor CMAC will have any obligations under the Amerin Stockholder Rights or the Amerin Rights Agreement and (ii) the holders of the Amerin Stockholder Rights will have no rights under the Amerin Stockholder Rights or the Amerin Rights Agreement.


                                 ARTICLE 4
                  Representations and Warranties of CMAC




               CMAC represents and warrants to Amerin that, except as disclosed in the CMAC Schedule of Exceptions (which will identify exceptions by specific Section references) or as otherwise expressly contemplated by this Agreement:

               Section 4.1. Corporate Existence and Power. CMAC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CMAC. CMAC is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CMAC. CMAC has heretofore delivered to Amerin true and complete copies of the certificate of incorporation and bylaws of CMAC as currently in effect.

               Section 4.2. Corporate Authorization. (a) The execution, delivery and performance by CMAC of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of CMAC and, except for the required approval of CMAC's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of not less than a majority of the outstanding shares of CMAC Stock is the only vote of the CMAC stockholders necessary in connection with the consummation of the Merger. No other vote of the CMAC stockholders is necessary in connection with this Agreement or the consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of CMAC.

           (b) The CMAC Board, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to and in the best interests of CMAC's stockholders, (ii) declared advisable and approved and adopted this Agreement and the transactions contemplated hereby (including the Merger and the issuance of CMAC Stock pursuant to this Agreement), and (iii) resolved to recommend approval and adoption of this Agreement by its stockholders.

               Section 4.3. Governmental Authorization. The execution, delivery and performance by CMAC of this Agreement and the consummation by CMAC of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity other than (i) the filing of a certificate of merger in accordance with Delaware Law, (ii) compliance with any applicable requirements of the HSR Act, the Securities Act, the Exchange Act or any other applicable securities laws, (iii) approvals and filings under the insurance laws of the jurisdictions set forth in Section
4.03 of the CMAC Schedule of Exceptions and (iv) any other filings, approvals or authorizations which, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CMAC.

               Section 4.4. Non-Contravention. The execution, delivery and performance by CMAC of this Agreement and the consummation by CMAC of the transactions contemplated hereby do not and will not (i) contravene or violate the certificate of incorporation or bylaws of CMAC or the equivalent documents of any of its Subsidiaries, (ii) assuming compliance with the matters referred to in Section 4.3, contravene or violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to CMAC or any of its Subsidiaries, (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of CMAC or any of its Subsidiaries or to a loss of any benefit to which CMAC or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon CMAC or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of CMAC or any of its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of CMAC or any of its Subsidiaries except, in the case of clauses
(ii), (iii) and (iv), for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CMAC.

               Section 4.5. Capitalization. The authorized capital stock of CMAC consists of 80,000,000 shares of CMAC Stock and 20,000,000 shares of Preferred Stock, par value $.001 per share, of which 800,000 shares have been designated $4.125 Preferred Stock ( the "$4.125 Preferred Stock"). As of November 16, 1998, there were outstanding 22,703,958 shares of CMAC Stock, and 800,000 shares of Preferred Stock, all of which are shares of $4.125 Preferred Stock. As of November 16, 1998, there were outstanding options to purchase an aggregate of 1,461,152 shares of CMAC Stock at an average exercise price of $21.33 per share (of which options to purchase an aggregate of 736,577 shares of CMAC Stock were exercisable). All outstanding shares of capital stock of CMAC have been duly authorized and validly issued and are fully paid and non-assessable. Except for the CMAC Stockholder Rights, except as set forth in this Section, except for changes since November 16, 1998 resulting from the exercise of employee stock options outstanding on such date and except for the transactions contemplated hereby, there are no outstanding (i) shares of capital stock or voting securities of CMAC, (ii) securities of CMAC or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of CMAC or (iii) options or other rights to acquire from CMAC or any of its Subsidiaries or other obligations of CMAC to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of CMAC. There are no outstanding obligations of CMAC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities referred to in clauses (i), (ii) or
(iii) above.

               Section 4.6. Assets Necessary. CMAC and its Subsidiaries own, lease or license all material property and assets (including without limitation Intellectual Property and Software) necessary to carry on their businesses and operations as presently conducted. All such material assets and properties (other than as CMAC and Amerin may mutually agree) will be owned, leased or licensed by CMAC and its Subsidiaries at the Effective Time and will as of the Effective Time permit the Surviving Corporation and its Subsidiaries to conduct such businesses and operations substantially in the same manner as such businesses and operations have been conducted by CMAC prior to the Effective Time.

               Section 4.7. Subsidiaries. (a) Each Subsidiary of CMAC is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CMAC. Each Subsidiary of CMAC is duly qualified, or otherwise authorized, to transact business as a corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CMAC. Section 4.07(a) of the CMAC Schedule of Exceptions sets forth a complete and correct list of all CMAC's Subsidiaries. Neither CMAC nor any of its Subsidiaries holds any interest in a partnership or joint venture of any kind.

           (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of CMAC is owned by CMAC, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), other than any restrictions imposed under the Securities Act. Except as set forth in this Section, there are no outstanding (i) shares of capital stock or other voting securities or ownership interests in any of CMAC's Subsidiaries, (ii) securities of CMAC or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of CMAC's Subsidiaries or (iii) options or other rights to acquire from CMAC or any of its Subsidiaries, or other obligations of CMAC or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any of CMAC's Subsidiaries. There are no outstanding obligations of CMAC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i),
(ii) or (iii) above.

               Section 4.8. Licenses and Permits; Policies; Regulatory Matters. (a) CMAC and its Subsidiaries hold all Permits necessary for the ownership and conduct, in the manner now conducted, of the respective businesses of CMAC and its Subsidiaries in each of the jurisdictions in which CMAC and its Subsidiaries conduct or operate their respective businesses, and such Permits are in full force and effect in all material respects. No material violations exist in respect of any Permit of CMAC and its Subsidiaries, and no proceeding or investigation is pending, or to the Knowledge of CMAC threatened, that would be reasonably likely to result in the suspension, revocation, limitation or restriction of any Permit and, to the Knowledge of CMAC, there is no reasonable basis for the assertion of any such material violation or the institution of any such proceeding.

           (b) All insurance policies issued by any Subsidiary of CMAC as now in force are, to the extent required under applicable law, in a form acceptable to applicable regulatory authorities, or have been filed with and not objected to by such authorities within the period provided for such objection.

           (c) CMAC and each Subsidiary of CMAC has filed all material reports, statements, documents, registrations, filings or submissions required to be filed by CMAC or any Subsidiary of CMAC, respectively, with any applicable federal, state or local regulatory authorities, including but not limited to state insurance regulatory authorities. All such material reports, statements, documents, registrations, filings and submissions complied in all material respects with applicable law in effect when filed and no material deficiencies have been asserted by any such regulatory authority with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied. All premium rates, rating plans and policy forms established or used by CMAC or any Subsidiary of CMAC that are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform in all material respects to the premiums so filed or approved and comply in all material respects with the insurance laws applicable thereto, except where the failure to make such filing or obtain such approval would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CMAC. None of the information to be supplied by CMAC for inclusion in the approvals and filings under the insurance laws of the jurisdictions set forth in Section 4.03 of the CMAC Schedule of Exceptions will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

               Section 4.9.  SEC Filings.  (a) CMAC has delivered to Amerin
(i) its annual report on Form 10-K for its fiscal year ended December 31, 1997 (the "CMAC 10-K"), (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended after December 31, 1997, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of CMAC held since December 31, 1997 and (iv) all of its other reports, statements, prospectuses, schedules and registration statements filed with the SEC since December 31, 1997 (the documents referred to in this Section 4.9(a) being referred to collectively as the "CMAC SEC Filings"). CMAC's quarterly report on Form 10-Q for its fiscal quarter ended September 30, 1998 is referred to herein as the "CMAC 10-Q".

           (b) As of its filing date, each CMAC SEC Filing complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

           (c) As of its filing date, each CMAC SEC Filing filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

           (d) Each such registration statement, if any, as amended or supplemented, if applicable, filed pursuant to the Securities Act did not, as of the date such statement or amendment became effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               Section 4.10. Financial Statements. (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of CMAC included in the CMAC SEC Filings fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of CMAC and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited consolidated interim financial statements). For purposes of this Agreement, "CMAC Balance Sheet" means the audited consolidated balance sheet of CMAC as of December 31, 1997 set forth in the CMAC 10-K and "CMAC Balance Sheet Date" means December 31, 1997. For the purposes of this Agreement, the "CMAC Unaudited September Balance Sheet" means the unaudited consolidated balance sheet of CMAC and its Subsidiaries as of September 30, 1998.

           (b) The audited balance sheets of CMAC's Subsidiaries as of December 31, 1997, and the related statements of operations and statements of cash flows for the year then ended, and their respective annual statements for the fiscal year ended December 31, 1997 (the "CMAC Annual Statements") filed with the Regulators, copies of which have been delivered to Amerin, fairly present in all material respects their respective statutory financial conditions as of such date and the results of their respective operations and cash flows for the year then ended in conformity with SAP. The other information contained in the CMAC Annual Statements fairly presents in all material respects the information required to be contained therein in conformity with SAP. The balance sheets of CMAC and its Subsidiaries in respect of any period ending after December 31, 1997, and the related statements of operations and statements of cash flows, which have been filed with Regulators, copies of which have been delivered to Amerin, fairly present in all material respects their respective statutory financial conditions as of such date and the results of their respective operations and cash flows for the period then ended in conformity with SAP consistently applied.

               Section 4.11. Registration Statement; Joint Proxy Statement. None of the information to be supplied by CMAC for inclusion or incorporation by reference in the Joint Proxy Statement and the Registration Statement and any amendments thereto will (i) in the case of the Joint Proxy Statement, at the time of the mailing thereof, at the time of the CMAC Stockholder Meeting, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The
Joint Proxy Statement and the Registration Statement will comply (with respect to information relating to CMAC) as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Notwithstanding the foregoing, CMAC makes no representation or warranty with respect to any information supplied by Amerin which is contained in the Registration Statement or the Joint Proxy Statement.

               Section 4.12. Absence of Certain Changes or Events. Since December 31, 1997, CMAC and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any event, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CMAC (other than an event, occurrence, development or state of circumstances or facts related to (i) the United States economy or securities markets in general, (ii) this Agreement or the transactions contemplated hereby or the announcement thereof or (iii) the mortgage insurance industry in general), (b) any event that could reasonably be expected to prevent or materially delay the performance of this Agreement by CMAC, or (c) any action taken by CMAC or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.2.

               Section 4.13. Material Liabilities; Investments. (a) There are no liabilities of CMAC or any Subsidiary of CMAC of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

                 (i)  liabilities provided for in the CMAC Balance Sheet;

                (ii) liabilities incurred since the CMAC Balance Sheet Date in the ordinary course of business, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CMAC; and

               (iii)  liabilities or obligations under this Agreement.

           (b) Section 4.13(b) of the CMAC Schedule of Exceptions describes in reasonable detail all of CMAC's Investment Assets as of September 30, 1998.

               Section 4.14. Compliance with Laws and Court Orders. CMAC and each of its Subsidiaries is and has been in compliance with, and to the Knowledge of CMAC, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CMAC.

               Section 4.15. Material Contracts. (a) Neither CMAC nor any of its Subsidiaries is a party to or bound by:

                 (i) any agreement any of the benefits or costs of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement;

                (ii) any insurance related agreement with outside parties (other than any such agreement that is cancelable within 60 days without the payment of any penalty and other than insurance policies or other similar agreements issued by any Subsidiary of CMAC in the ordinary course of its business as to which CMAC has provided the principal forms to Amerin), including, but not limited to, those relating to borrower counseling and contract underwriting;

               (iii) any agreement which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act and the Exchange Act) that has not been filed or incorporated by reference in the CMAC SEC Filings;

                (iv) any agreement which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement;

                 (v) any agreement relating to indebtedness for borrowed money or any guarantee or similar agreement relating thereto, other than any such agreement with, or relating to, an aggregate outstanding principal amount or guaranteed obligation not exceeding $1,000,000;

                (vi) any material license, franchise or similar agreement necessary for the operation of the business of CMAC and its Subsidiaries, taken as a whole;

               (vii) any material agency, dealer, sales representative, marketing or other similar agreement, other than any agency agreement on the relevant Subsidiaries' standard independent agency form;

              (viii) any agreement that restricts or prohibits CMAC or any Subsidiary or Affiliate of CMAC from competing with any person in any line of business or from competing in, engaging in or entering into any line of business in any area and which would so restrict or prohibit CMAC or any Subsidiary or Affiliate of CMAC after the Effective Time;

                (ix) any reinsurance agreement (in each case applicable to insurance in force);

                 (x) any agreement containing "change in control" or similar provisions relating to a change in control of CMAC or any of its Subsidiaries;

                (xi) any "stop loss" agreement, other than those entered into in the ordinary course of business consistent with past practice;

               (xii) any agreement (other than insurance policies or other similar agreements issued by any Subsidiary of CMAC in the ordinary course of its business) pursuant to which CMAC or any Subsidiary of CMAC is obligated to indemnify any other person;

              (xiii) any agreement (other than any option agreement) with any Affiliate of CMAC or any director, officer or employee of CMAC or any of its Subsidiaries or Affiliates;

               (xiv)  any other material agreement; or

                (xv)  any guaranty of any of the foregoing.

               For the purposes of this Section 4.15(a), "agreement" means any agreement, contract, arrangement, commitment or understanding (whether written or oral).

           (b) CMAC has heretofore furnished or made available to Amerin complete and correct copies (or, if oral, accurate written summaries) of the items listed in Section 4.15 of the CMAC Schedule of Exceptions, each as amended or modified to the date hereof, including any waivers with respect thereto (the "CMAC Significant Agreements"). Except as specifically disclosed therein: (i) each of the CMAC Significant Agreements is valid and binding on CMAC or its Subsidiaries as applicable and in full force and effect; (ii) CMAC and each of its Subsidiaries, as applicable, have in all material respects performed all material obligations required to be performed by them to date under each CMAC Significant Agreement; (iii) neither CMAC nor any of its Subsidiaries knows of, or has received notice of, any violation or default (or any condition which with the passage of time or the giving of notice would cause such violation of or a default) by any party under any CMAC Significant Agreement or any other loan or credit agreement, note, bond, mortgage, indenture or loan, except as, in the case of clauses (ii) and (iii), such matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CMAC. Set forth on Section 4.15 of the CMAC Schedule of Exceptions is a description of any material changes as of the date hereof to the amount and terms of the indebtedness of CMAC and its Subsidiaries from that described in the notes to the CMAC 10-K.

               Section 4.16. Non-Claims Litigation. Except for any action, suit, investigation or proceeding that involves a claim under any insurance, reinsurance or indemnity policy, fidelity bond, surety bond or similar contract or undertaking issued or entered into by CMAC or any Subsidiary of CMAC, there is no action, suit, investigation or proceeding pending against, or to the Knowledge of CMAC threatened against or affecting, CMAC or any Subsidiary of CMAC or any of their respective properties before any court, arbitrator, or any Governmental Entity which is reasonably likely to result in actual damages individually in excess of $500,000 or actual damages in the aggregate in excess of $1,000,000. There is no action, suit, investigation or proceeding pending against, or to the Knowledge of CMAC threatened against or affecting, CMAC or any Subsidiary of CMAC or any of their respective properties before any court, arbitrator, or any Governmental Entity which would reasonably be expected to prevent, enjoin, alter or materially delay the transactions contemplated hereby. Neither CMAC nor any Subsidiary of CMAC nor any of their respective properties is subject to any material order or judgment which would prevent or delay the consummation of the transactions contemplated hereby.

               Section 4.17. Reserves; Reinsurance. (a) Each reserve and other liability amount in respect of the insurance business, including without limitation reserve and other liability amounts in respect of insurance policies, established or reflected in the CMAC Annual Statements was reviewed and certified by an independent actuary in accordance with applicable state insurance laws and regulations. Each reserve and other liability amount in respect of the insurance business, including without limitation reserve and other liability amounts in respect of insurance policies, established or reflected in the CMAC Unaudited September Balance Sheet was reviewed by an independent actuary to the extent required by applicable state insurance laws and regulations. Each reserve and other liability amount established or reflected in the CMAC Annual Statements or the CMAC Unaudited September
Balance Sheet was in conformity with SAP and in compliance with the requirements of the insurance laws, rules and regulations of the respective jurisdictions of domicile of each Subsidiary of CMAC as of the date thereof. Each Subsidiary of CMAC owns assets that qualify as admitted assets under the insurance laws, rules and regulations of the respective jurisdictions of domicile of such Subsidiary in an amount equal to the sum of all such reserves and liability amounts and its minimum statutory capital and surplus as required by the insurance laws, rules and regulations of the respective jurisdictions of domicile of such Subsidiary. The reserves set forth in the CMAC Annual Statements for the years indicated for payment of all insurance policy benefits, losses, claims and expenses were considered adequate as of the date of such statements by management of CMAC to cover the total amount of all reasonably anticipated liabilities of CMAC and its Subsidiaries.

           (b) Section 4.17(b) of CMAC Schedule of Exceptions lists, to the extent not otherwise listed on Schedule 4.15 of the CMAC Schedule of Exceptions, all ceded reinsurance agreements in force as of the date hereof to which any Subsidiary of CMAC is a party and under which there is liability by either party to the agreement (collectively, the "CMAC Existing Reinsurance Agreements"). Section 4.17(b) of the CMAC Schedule of Exceptions also lists any reinsurance agreement pursuant to which CMAC or any of its Subsidiaries has assumed any insurance obligations. Neither CMAC nor any of its Subsidiaries has any reason to believe that any amount recoverable by any of the Subsidiaries of CMAC pursuant to any CMAC Existing Reinsurance Agreement is not fully collectible in due course and, to the Knowledge of CMAC, there is no reason to believe that the financial condition of any such other party is impaired to the extent that a default thereunder may reasonably be anticipated. Each of the Subsidiaries of CMAC is entitled to take full credit in its statutory financial statements pursuant to applicable insurance laws for ceded reinsurance under the CMAC Existing Reinsurance Agreements to which it is a party, and there is no claim under any CMAC Existing Reinsurance Agreement that is disputed by any other party to such agreement.

               Section 4.18. Loans and Advances. Other than in the ordinary course of its portfolio investment activities or loss mitigation activities, neither CMAC nor any of its Subsidiaries has any contractual commitment to make any loan, advance or capital contribution to, or investment in, any other person in excess of $500,000.

               Section 4.19. Finders' Fees. Except for Schroder & Co. Inc., there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of CMAC or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

               Section 4.20. Opinion of Financial Advisor. The CMAC Board has received the opinion of Schroder & Co. Inc., financial advisor to CMAC, to the effect that, as of the date of this Agreement, the Exchange Ratio is fair from a financial point of view to CMAC.

               Section 4.21. Taxes. Except as set forth in the CMAC Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CMAC, (i) all Tax returns, statements, reports, forms, and similar filings (collectively, the "CMAC Returns") required to be filed with any taxing authority by, or with respect to, CMAC and its Subsidiaries with respect to Taxes have been filed in accordance with all applicable laws, (ii) CMAC and its Subsidiaries have timely paid all Taxes shown as due and payable on the CMAC Returns that have been so filed, and, as of the time of filing, the CMAC Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of CMAC and its Subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the CMAC Balance Sheet), (iii) CMAC and its Subsidiaries have made provision for all Taxes payable by CMAC and its Subsidiaries for which no CMAC Return has yet been filed, (iv) the charges, accruals and reserves for Taxes with respect to CMAC and its Subsidiaries reflected on each of the CMAC Balance Sheet and the CMAC Unaudited September Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof, (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to CMAC or any of its Subsidiaries in respect of any Tax, (vi) all CMAC Returns for fiscal years ending on or before December 31, 1985 have been examined by the Internal Revenue Service, and any assessments with respect to such returns have been paid in full, and (vii) there is in effect no extension or waiver of the applicable statute of limitations of any jurisdiction regarding the assessment or collection of any Tax.

               Section 4.22. Employee Benefit Plans. (a) Section 4.22 of the CMAC Schedule of Exceptions identifies each "employee benefit plan", as defined in Section 3(3) of ERISA, each employment, severance or similar contract, plan, arrangement or policy applicable to any director or officer of CMAC and each plan, fund, program, policy, contract, commitment or arrangement, providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), whether formal or informal, written or oral, which (i) is sponsored, maintained, administered or contributed to by CMAC or any of its ERISA Affiliates or under which CMAC or any of its ERISA Affiliates has any liability and (ii) covers any employee or former employee of CMAC or any of its Subsidiaries. Copies of such plans and arrangements (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished or made available to Amerin together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan. Such plans are referred to collectively herein as the "CMAC Employee Plans".

           (b) Each CMAC Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to ERISA and the Code) which are applicable to such plan, including without limitation requirements as to contributions, insurance premiums, fiduciary administration, plan operations, employee classification and plan design, except where failure(s) to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CMAC.

           (c) No CMAC Employee Plan constitutes a Multiemployer Plan, and neither CMAC nor any ERISA Affiliate contributes to, and has ever contributed to or had any other liability with respect to a Multiemployer Plan. No CMAC Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. The only CMAC Employee Plans that are subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code (the "CMAC Retirement Plans") are identified in Section 4.22 of the CMAC Schedule of Exceptions. As of the CMAC Balance Sheet Date, the fair market value of the assets of each CMAC Retirement Plan (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued under such CMAC Retirement Plans determined by using the interest rate and actuarial assumptions used for funding purposes in the January 1, 1998 actuarial report. No "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred with respect to any CMAC Retirement Plan, whether or not waived. CMAC knows of no "reportable event", within the meaning of Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any CMAC Employee Plan, other than a "reportable event" that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CMAC.
No condition exists and no event has occurred that could constitute grounds for termination of any CMAC Retirement Plan and neither CMAC nor any of its ERISA Affiliates has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any CMAC Employee Plan has or will make CMAC or any Subsidiary, any officer or director of CMAC or any Subsidiary subject to any liability under Title I of ERISA or liable for any tax or penalty pursuant to
Section 4975 of the Code or Part 4 of Subtitle I of ERISA that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on CMAC.

           (d) Each CMAC Employee Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof has been determined by the IRS to be exempt from tax pursuant to Section 501(a) of the Code and to the Knowledge of CMAC, nothing has occurred and no facts have arisen since such IRS determination that would jeopardize the tax-qualified status of any such CMAC Employee Plan or the tax-exempt status of any related trust.

           (e) There has been no amendment to, written interpretation or announcement (whether or not written) by CMAC or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any CMAC Employee Plan which would increase materially the expense of maintaining such CMAC Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended on the CMAC Balance Sheet Date.

           (f) Neither CMAC nor any Subsidiary is a party to or subject to any union contract or any employment contract or arrangement providing for annual future compensation of $500,000 or more with any officer, consultant, director or employee.

               Section 4.23. Environmental Matters. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CMAC,

                 (i) no notice, notification, demand, request for information, citation, summons or order has been received by, no complaint has been filed against, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or, to the Knowledge of CMAC, is threatened by any Governmental Entity or other person against, CMAC or any of its Subsidiaries, in each case relating to or arising out of any Environmental Law;

                (ii) CMAC and each of its Subsidiaries are and have been in compliance with all Environmental Laws and all Environmental Permits; and

               (iii) there are no liabilities of or relating to CMAC or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

           (b)  The following terms shall have the meaning set forth below:
               "CMAC" and "its Subsidiaries" shall, for purposes of this Section, include any entity which is, in whole or in part, a corporate predecessor of CMAC or any of its Subsidiaries.

               Section 4.24. Intellectual Property; Software. (a) CMAC and its Subsidiaries own or otherwise have rights to use and, as of and from the Effective Time, will own or otherwise have rights to use (in each case, free and clear of any material Liens or other material limitations or restrictions) all Intellectual Property used in their respective businesses as currently conducted and as contemplated to be conducted; the use of any Intellectual Property by CMAC and its Subsidiaries does not infringe on or otherwise violate the rights of any person; and, to the Knowledge of CMAC, no person is challenging, infringing on or otherwise violating any right of CMAC or any Subsidiary of CMAC with respect to any Intellectual Property owned by and/or licensed to CMAC and its Subsidiaries.

           (b) CMAC and its Subsidiaries own or have valid and enforceable licenses or other rights to use (in each case, free and clear of any material Liens or other material limitations or restrictions) all Software used in the conduct of their respective businesses and operations as currently conducted; the use of the Software by CMAC and its Subsidiaries does not infringe on or otherwise violate the rights of any person; and, to the Knowledge of CMAC, no person is challenging, infringing on or otherwise violating any right of CMAC or any Subsidiary of CMAC with respect to any Software used by CMAC and its Subsidiaries. Except as set forth in Section 4.24(b) of the CMAC Schedule of Exceptions, from and after the Effective Time, CMAC and its Subsidiaries will own or have valid and enforceable licenses or other rights to use (in each case, free and clear of any material Liens or other material limitations or restrictions) all Software used in the conduct of their respective businesses and operations as currently conducted in the same manner as such Software has been used to conduct such businesses and operations prior to the date hereof.

               Section 4.25. Properties. CMAC and its Subsidiaries have good title to, or in the case of leased property have valid leasehold interests in, all of their respective properties and assets (whether real or personal, tangible or intangible) except for imperfections in title or invalidities in leasehold interests that do not, individually or in the aggregate, materially detract from the value reflected on the CMAC Balance Sheet. None of such properties or assets is subject to any Liens, except:

                 (i)  Liens reflected on the CMAC Balance Sheet;

                (ii) Liens for Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the CMAC Balance Sheet); and

               (iii) Liens which do not, individually or in the aggregate, materially detract from the value reflected on the CMAC Balance Sheet or materially interfere with any present or intended use of any material properties or assets.

               Section 4.26. Pooling; Tax Treatment. (a) CMAC intends that the Merger be accounted for under the "pooling of interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants (APB No. 16), as amended by Statements of the Financial Accounting Standards Board, and the related interpretations of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the rules and regulations of the SEC.

           (b) To the best of CMAC's Knowledge, neither CMAC nor any of its Affiliates has taken or agreed to take any action that would prevent the Merger from qualifying (i) for "pooling of interests" accounting treatment as described in (a) above or (ii) as a reorganization within the meaning of
Section 368(a) of the Code.

               Section 4.27. Takeover Statutes. The CMAC Board has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated by this Agreement the restrictions on "business combinations" set forth in
Section 203 of the Delaware Law. To the best of CMAC's Knowledge, no other "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States applicable to CMAC or any of its Subsidiaries is applicable to the Merger or the other transactions contemplated hereby.

               Section 4.28. Transactions with Affiliates. Since December 31, 1997, there have been no transactions, agreements, arrangements or understandings between CMAC or its Subsidiaries, on the one hand, and CMAC's Affiliates (other than wholly-owned Subsidiaries of CMAC) or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act and the Exchange Act.

               Section 4.29. Business Information. The information CMAC has heretofore provided to Amerin regarding the composition and performance of CMAC's portfolios of primary and pool insurance and reinsurance is accurate and includes all material information concerning such portfolios. CMAC has provided Amerin with complete copies of all contracts and other business arrangements with respect to the provision of insurance and any related services (including without limitation primary insurance plans, pool insurance commitments, reinsurance agreements, and contract underwriting arrangements). Prior to the date of this Agreement, CMAC has disclosed to Amerin the terms and provisions of any insurance or ancillary product, plan or service that are not fully set forth in formal business agreements.

               Section 4.30. Year 2000. CMAC has undertaken a concerted effort to ensure that all of the Software, databases, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by CMAC or by any of its Subsidiaries in the conduct of their respective businesses will not malfunction, will cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing and/or receiving date-related data with respect to any dates after December 31, 1999. CMAC reasonably believes that such effort will be successful.

               Section 4.31. Rights Agreement. CMAC has taken all necessary action with respect to all of the outstanding CMAC Stockholder Rights so that, as of immediately prior to the Effective Time, as a result of entering into this Agreement or consummating the Merger and the other transactions contemplated by this Agreement, (i) neither Amerin nor CMAC will have any obligations under the CMAC Stockholder Rights or the CMAC Rights Agreement and
(ii) the holders of the CMAC Stockholder Rights will have no rights under the CMAC Stockholder Rights or the CMAC Rights Agreement.


                                 ARTICLE 5
                                 Covenants

               Section 5.1. Conduct of Amerin. Amerin agrees that from the date hereof until the Effective Time, except as set forth in Section 5.1 of the Amerin Schedule of Exceptions or as otherwise contemplated by this Agreement or with the prior written consent of CMAC, Amerin and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as set forth in Section 5.1 of the Amerin Schedule of Exceptions or as otherwise contemplated by this Agreement or with the prior written consent of CMAC, Amerin will not, and will not permit any of its Subsidiaries to:

           (a) adopt or propose any change in its certificate of incorporation or bylaws or equivalent documents;

           (b) amend any material term of any outstanding security of Amerin or any of its Subsidiaries, or reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;
           (c)  merge or consolidate with any other person;

           (d) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of (i) any shares of capital stock of Amerin or any of its Subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any other ownership interest of Amerin or any of its Subsidiaries or (ii) except in the ordinary course of business and in a manner consistent with past practice, any property or assets of Amerin or any of its Subsidiaries, except (A) the issuance of Amerin Stock upon the exercise of Amerin options, (B) pursuant to contracts or agreements in force at the date of this Agreement and set forth in the Amerin Schedule of Exceptions or (C) sales, transfers or dispositions of receivables in connection with the securitization of such receivables;

           (e) acquire, sell, lease, license, mortgage, otherwise encumber or dispose of any assets outside the ordinary course of business and which involve amounts in excess of $1,000,000 individually, or $2,000,000 in the aggregate, or enter into any contract, agreement, commitment or transaction with respect thereto outside the ordinary course of business consistent with past practice;

           (f) create or assume any Lien on any material asset, other than in the ordinary course consistent with past practice;

           (g) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any wholly-owned Subsidiary of Amerin to Amerin or to any other wholly-owned Subsidiary of Amerin in the ordinary course) or repurchase, redeem or acquire any of its outstanding shares of capital stock, or enter into any agreement with respect to the voting of its capital stock;

           (h) (i) incur any indebtedness for borrowed money or issue any debt securities to assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for (A) indebtedness incurred to refinance any existing indebtedness of CMAC, Amerin or any of their respective Subsidiaries in connection with the Merger or (B) other indebtedness for borrowed money with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $1,000,000, (ii) terminate, cancel or request any material change in, or agree to any material change in, any Amerin Significant Agreement or, except in connection with transactions permitted under this Section 5.1, enter into any contract or agreement material to the business, results of operations or financial condition of Amerin and its Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice, (iii) make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, in excess of $1,000,000 for Amerin and its Subsidiaries taken as a whole; or (iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.1;

           (i) make any material loan, advance or capital contributions to or investments in any person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of Amerin made in the ordinary course consistent with past practices;

           (j) change any of its investment policies or any of the accounting principles, practices, methods or policies (including but not limited to any reserving methods, practices or policies) used by it, except as may be required as a result of a change in law, GAAP, SAP or Regulation S-X promulgated under the Securities Act and Exchange Act;

           (k) change the method of determining the GAAP reserves for any guaranty fund assessment, special insurance assessment or similar assessment or tax;

           (l) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms of liabilities reflected or reserved against in the consolidated financial statements (or the notes thereto) of Amerin and its Subsidiaries or incurred in the ordinary course of business consistent with past practice;

           (m) make any Tax election or settle or compromise any material Tax liability;

           (n) (i) increase the compensation payable or to become payable to its officers or employees (except for increases in accordance with past practices in salaries or wages of employees of Amerin or any of its Subsidiaries), (ii) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Amerin or any Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by this Agreement or to the extent required by applicable law or the terms of a collective bargaining agreement, (iii) increase the benefits payable under any existing severance or termination pay policies or employment agreements, (iv) enter into any employment, deferred compensation or other similar agreement (or amendment to any such existing agreement), (v) take any affirmative action to accelerate the vesting of any stock-based compensation or (vi) make any loans or advances to any directors, officers or employees, except in connection with transfers or for ordinary travel and business expenses in the ordinary course of business consistent with past practice;

           (o) (i) enter into any reinsurance contract, other than in the ordinary course of business consistent with past practice, or (ii) enter into any treaty reinsurance contract, or (iii) commute any reinsurance contract, or
(iv) enter into or commute any reinsurance contract purchased by any Subsidiary of Amerin, except where required by a Regulator or a Governmental Entity;

           (p) enter into, extend or renew any traditional or modified pool insurance policy, transaction or arrangement, other than in the ordinary course of business consistent with past practice;

           (q) take any action that would or would reasonably be expected to make any representation and warranty of Amerin hereunder untrue in any material respect at, or as of any time prior to, the Effective Time; or

           (r)  agree or commit to do any of the foregoing.

               Section 5.2. Conduct of CMAC. CMAC agrees that from the date hereof until the Effective Time, except as set forth in Section 5.02 of the CMAC Schedule of Exceptions or as otherwise contemplated by this Agreement or with the prior written consent of Amerin, CMAC and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as set forth in Section 5.02 of the CMAC Schedule of Exceptions or as otherwise contemplated by this Agreement or with the prior written consent of Amerin, CMAC will not, and will not permit any of its Subsidiaries to:

           (a) adopt or propose any change in its certificate of incorporation or bylaws or equivalent documents, except as contemplated by this Agreement;

           (b) amend any material term of any outstanding security of CMAC or any of its Subsidiaries, or reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

           (c)  merge or consolidate with any other person;

           (d) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of (i) any shares of capital stock of CMAC or any of its Subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any other ownership interest of CMAC or any of its Subsidiaries or (ii) except in the ordinary course of business and in a manner consistent with past practice, any property or assets of CMAC or any of its Subsidiaries, except (A) the issuance of CMAC Stock upon the exercise of CMAC options, (B) the award of options in the ordinary course of business and consistent with past practice, (C) pursuant to contracts or agreements in force at the date of this Agreement or (D) sales, transfers or dispositions of receivables in connection with the securitization of such receivables;

           (e) acquire, sell, lease, license, mortgage, otherwise encumber or dispose of any assets outside the ordinary course of business and which involve amounts in excess of $1,000,000 individually, or $2,000,000 in the aggregate, or enter into any contract, agreement, commitment or transaction with respect thereto outside the ordinary course of business consistent with past practice;

           (f) create or assume any Lien on any material asset, other than in the ordinary course consistent with past practice;

           (g) except for a redemption of the $4.125 Preferred Stock in order to comply with the condition set forth in Section 6.01(h), declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any wholly-owned Subsidiary of CMAC to CMAC or to any other wholly-owned Subsidiary of CMAC in the ordinary course and except for regular quarterly cash dividends of $.03 per share on the CMAC Stock or regular quarterly cash dividends of $1.03125 per share on the $4.125 Preferred Stock) or repurchase, redeem or acquire any of its outstanding shares of capital stock, or enter into any agreement with respect to the voting of its capital stock;

           (h) (i) incur any indebtedness for borrowed money or issue any debt securities to assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for (A) indebtedness incurred to refinance any existing indebtedness of CMAC, Amerin or any of their respective Subsidiaries in connection with the Merger, (B) other indebtedness for borrowed money with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $1,000,000, (C) indebtedness incurred to finance the payment by CMAC of the dividends on the $4.125 Preferred Stock permitted by Section 5.02(g) or (D) indebtedness in the form of variable rate subordinated notes issued to depository institution customers of Commonwealth Mortgage Assurance Company in the ordinary course of business, (ii) terminate, cancel or request any material change in, or agree to any material change in, any CMAC Significant Agreement or, except in connection with transactions permitted under this
Section 5.2, enter into any contract or agreement material to the business, results of operations or financial condition of Amerin and its Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice, (iii) make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, in excess of $1,000,000 for CMAC and its Subsidiaries taken as a whole; or (iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.2;

           (i) make any material loan, advance or capital contributions to or investments in any person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of CMAC made in the ordinary course consistent with past practices;

           (j) change any of its investment policies or any of the accounting principles, practices, methods or policies (including but not limited to any reserving methods, practices or policies) used by it, except as may be required as a result of a change in law, GAAP, SAP or Regulation S-X promulgated under the Securities Act and Exchange Act;

           (k) change the method of determining the GAAP reserves for any guaranty fund assessment, special insurance assessment or similar assessment or tax;

           (l) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms of liabilities reflected or reserved against in the consolidated financial statements (or the notes thereto) of CMAC and its Subsidiaries or incurred in the ordinary course of business consistent with past practice;

           (m) make any Tax election or settle or compromise any material Tax liability;

           (n) (i) increase the compensation payable or to become payable to its officers or employees (except for increases in accordance with past practices in salaries or wages of employees of CMAC or any of its Subsidiaries), (ii) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of CMAC or any Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by this Agreement or to the extent required by applicable law or the terms of a collective bargaining agreement, (iii) increase the benefits payable under any existing severance or termination pay policies or employment agreements, (iv) enter into any employment, deferred compensation or other similar agreement (or amendment to any such existing agreement), (v) take any affirmative action to accelerate the vesting of any stock-based compensation or (vi) make any loans or advances to any directors, officers or employees, except in connection with transfers or for ordinary travel and business expenses in the ordinary course of business consistent with past practice;

           (o) (i) enter into any reinsurance contract, other than in the ordinary course of business consistent with past practice, or (ii) enter into any treaty reinsurance contract, or (iii) commute any reinsurance contract, or
(iv) enter into or commute any reinsurance contract purchased by any Subsidiary of CMAC, except where required by a Regulator or a Governmental Entity;

           (p) enter into any traditional or modified pool insurance policy, transaction or arrangement, other than in the ordinary course of business consistent with past practice;

           (q) take any action that would or would reasonably be expected to make any representation and warranty of CMAC hereunder untrue in any material respect at, or as of any time prior to, the Effective Time; or

           (r)  agree or commit to do any of the foregoing.

               Section 5.3.  Stockholder Meetings; Proxy Materials; Form S-4.
(a) Amerin shall cause a meeting of its stockholders (the "Amerin Stockholder Meeting") to be duly called and held as soon as reasonably practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and the Merger (the "Amerin Stockholder Approval"). Subject to Section 5.09, the Amerin Board shall recommend approval and adoption of this Agreement and the Merger by Amerin's stockholders. In connection with the Amerin Stockholder Meeting, Amerin (i) will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Joint Proxy Statement and all other proxy materials for such meeting, (ii) will use its best efforts to obtain the Amerin Stockholder Approval and (iii) will otherwise comply with all legal requirements applicable to such meeting.

           (b) CMAC shall cause a meeting of its stockholders (the "CMAC Stockholder Meeting") to be duly called and held as soon as reasonably practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and the Merger and the issuance of CMAC Stock pursuant to the Agreement (the "CMAC Stockholder Approval"). Subject to Section 5.10, the CMAC Board shall recommend approval and adoption of this Agreement, the Merger and the issuance of CMAC Stock pursuant to this Agreement by CMAC's stockholders. In connection with the CMAC Stockholder Meeting, CMAC (i) will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Joint Proxy Statement and all other proxy materials for such meeting, (ii) will use its best efforts to obtain the CMAC Stockholder Approval and (iii) will otherwise comply with all legal requirements applicable to such meeting.

           (c) Amerin and CMAC shall cooperate and promptly prepare and CMAC shall file with the SEC as soon as practicable the Registration Statement, a portion of which Registration Statement shall also serve as the Joint Proxy Statement. The respective parties will cause the Joint Proxy Statement and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. CMAC shall use its best efforts, and Amerin will cooperate with CMAC, to have the Registration Statement declared effective by the SEC as promptly as practicable. CMAC shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "blue sky" permits or approvals required to carry out the transactions contemplated by this Agreement and Amerin shall provide all reasonable assistance requested by CMAC in connection therewith. No amendment or supplement to the Joint Proxy Statement will be made by Amerin or CMAC without the approval of the other party, which will not be unreasonably withheld. CMAC will advise Amerin, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the CMAC Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Amerin or CMAC, or any of their respective Affiliates, officers or directors, should be discovered by Amerin or CMAC which should be set forth in an amendment or supplement to any of the Registration Statement or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Amerin and CMAC.

               Section 5.4. Director and Officer Liability. (a) CMAC agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of Amerin and its Subsidiaries as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification agreements of Amerin, the existence of which does not constitute a breach of this Agreement, shall be assumed by CMAC, as the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms. In addition, from and after the Effective Time, directors and officers of Amerin who become directors and officers of CMAC will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of the Surviving Corporation.

           (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.4.

           (c) For six years after the Effective Time, the Surviving Corporation shall maintain in effect directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by Amerin's directors' and officers' liability insurance policy on terms with respect to such coverage and amount which, in the aggregate, are no less favorable than those of Amerin's current policy in effect on the date hereof; provided that in no event shall the Surviving Corporation be required to pay more than 175% of the current annual premium.

           (d) The provisions of this Section 5.4 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her personal representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

               Section 5.5. Registration of Substitute Option Shares. CMAC shall take such action as is necessary to ensure that the offer and sale of CMAC Stock pursuant to the Substitute Options is effected in compliance with the Securities Act, and that the CMAC Stock underlying such Substitute Options is fully resalable by the holders thereof upon exercise without regard to any holding period therefor. CMAC shall promptly take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of CMAC Stock pursuant to the Substitute Options.

               Section 5.6.  Stock Exchange Listing.   CMAC shall use its best
efforts to cause the shares of CMAC Stock to be issued in connection with the Merger (and upon the exercise of Substitute Options) to be listed on the NYSE, subject to official notice of issuance.

               Section 5.7. Employee Benefits. From and after the Effective Time, the Surviving Corporation shall cause the employees of Amerin and its Subsidiaries to receive compensation and employee benefits that are, in the aggregate, no less generous than those currently received by similarly situated employees of CMAC and its Subsidiaries.

               Section 5.8. Access to Information. (a) From the date hereof until the Effective Time, Amerin will give CMAC, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of Amerin and its Subsidiaries, will furnish to CMAC, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct Amerin's employees, auditors, counsel and financial advisors to cooperate with CMAC in its investigation of the business of Amerin and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by Amerin to CMAC hereunder. Such information shall be held in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement dated July 29, 1997 between CMAC and Amerin (the "Confidentiality Agreement").

           (b) From the date hereof until the Effective Time, CMAC will give Amerin, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of CMAC and its Subsidiaries, will furnish to Amerin, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct CMAC's employees, auditors, counsel and financial advisors to cooperate with Amerin in its investigation of the business of CMAC and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by CMAC to Amerin hereunder. Such information shall be held in confidence to the extent required by, and in accordance with, the Confidentiality Agreement.

               Section 5.9. Non-Solicitation by Amerin; Other Offers for Amerin. (a) Amerin agrees that it shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee or any investment banker, attorney, accountant, agent or other advisor or representative of Amerin or any of its Subsidiaries to, (i) solicit, initiate or knowingly encourage the submission of any Amerin Acquisition Proposal, (ii) enter into any agreement with respect to any Amerin Acquisition Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Amerin Acquisition Proposal; provided, however, that Amerin may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to a confidentiality agreement no less favorable to such party than the Confidentiality Agreement to, any person who indicates a willingness to make a Amerin Superior Proposal and the Amerin Board determines in good faith after consultation with its financial advisor that such Amerin Superior Proposal is reasonably capable of being completed on the terms proposed. For all purposes of this Agreement, "Amerin Acquisition Proposal" means any proposal for a merger, consolidation, share exchange, business combination or other similar transaction involving Amerin or any of its Subsidiaries or any proposal or offer to acquire, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of, Amerin or any of its Subsidiaries, other than the transactions contemplated by this Agreement. Amerin immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Amerin Acquisition Proposal.

           (b) Neither the Amerin Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to CMAC, the approval or recommendation by the Amerin Board or any such committee of this Agreement and the transactions contemplated by this Agreement or (ii) approve or recommend, or propose to approve or recommend, any Amerin Acquisition Proposal. Notwithstanding the foregoing, (i) the Amerin Board may approve or recommend a Amerin Superior Proposal (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) if the Amerin Board determines in good faith, after taking into account its fiduciary duties, that such action is in the best interests of Amerin's stockholders and (ii) nothing contained in this Agreement shall prevent the Amerin Board from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a Amerin Acquisition Proposal. For all purposes of this Agreement, "Amerin Superior Proposal" means a bona fide written proposal made by a third party to acquire Amerin pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all its assets or otherwise on terms which a majority of the members of the Amerin Board determines in good faith, after taking into account the advice of independent financial advisors and after taking into account the strategic benefits anticipated to be derived from the Merger and the prospects of CMAC and Amerin as a combined company, to be more favorable over the long term to Amerin and its stockholders than the Merger and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Amerin Board.

           (c) Amerin shall notify CMAC promptly (but in no event later than 24 hours) after receipt by Amerin or any of its advisors of a Amerin Acquisition Proposal or any request for nonpublic information in connection with a Amerin Acquisition Proposal or for access to the properties, books or records of Amerin or any of its Subsidiaries by any person that informs CMAC or any of its advisors that it is considering making, or has made, a Amerin Acquisition Proposal. Such notice to CMAC shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Amerin shall keep CMAC informed, on a current basis, of the status and details (including amendments or proposed amendments) of any such Amerin Acquisition Proposal or request and the status of any negotiations or discussions.

               Section 5.10.  Non-Solicitation by CMAC; Other Offers for CMAC.
(a) CMAC agrees that it shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee or any investment banker, attorney, accountant, agent or other advisor or representative of CMAC or any of its Subsidiaries to, (i) solicit, initiate or knowingly encourage the submission of any CMAC Acquisition Proposal, (ii) enter into any agreement with respect to any CMAC Acquisition Proposal or
(iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any CMAC Acquisition Proposal; provided, however, that CMAC may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to a confidentiality agreement no less favorable to such party than the Confidentiality Agreement to, any person who indicates a willingness to make a CMAC Superior Proposal and the CMAC Board determines in good faith after consultation with its financial advisor that such CMAC Superior Proposal is reasonably capable of being completed on the terms proposed. For all purposes of this Agreement, "CMAC Acquisition Proposal" means any proposal for a merger, consolidation, share exchange, business combination or other similar transaction involving CMAC or any of its Subsidiaries or any proposal or offer to acquire, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of, CMAC or any of its Subsidiaries, other than the transactions contemplated by this Agreement. CMAC immediately shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any CMAC Acquisition Proposal.

           (b) Neither the CMAC Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Amerin, the approval or recommendation by the CMAC Board or any such committee of this Agreement and the transactions contemplated by this Agreement or (ii) approve or recommend, or propose to approve or recommend, any CMAC Acquisition Proposal. Notwithstanding the foregoing, (i) the CMAC Board may approve or recommend a CMAC Superior Proposal (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) if the CMAC Board determines in good faith, after taking into account its fiduciary duties, that such action is in the best interests of CMAC's stockholders and
(ii) nothing contained in this Agreement shall prevent the CMAC Board from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a CMAC Acquisition Proposal. For all purposes of this Agreement, "CMAC Superior Proposal" means a bona fide written proposal made by a third party to acquire CMAC pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all its assets or otherwise on terms which a majority of the members of the CMAC Board determines in good faith, after taking into account the advice of independent financial advisors and after taking into account the strategic benefits anticipated to be derived from the Merger and the prospects of CMAC and Amerin as a combined company, to be more favorable over the long term to CMAC and its stockholders than the Merger and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the CMAC Board.

           (c) CMAC shall notify Amerin promptly (but in no event later than 24 hours) after receipt by CMAC or any of its advisors of a CMAC Acquisition Proposal or any request for nonpublic information in connection with a CMAC Acquisition Proposal or for access to the properties, books or records of CMAC or any of its Subsidiaries by any person that informs CMAC or any of its advisors that it is considering making, or has made, a CMAC Acquisition Proposal. Such notice to Amerin shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. CMAC shall keep Amerin informed, on a current basis, of the status and details (including amendments or proposed amendments) of any such CMAC Acquisition Proposal or request and the status of any negotiations or discussions.

               Section 5.11. Notices of Certain Events. (a) Amerin and CMAC shall promptly notify each other of:

                 (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement; and

                (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement.

           (b) Amerin shall promptly notify CMAC of any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge threatened against, relating to or involving or otherwise affecting Amerin or any Subsidiary of Amerin which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.16 or which relate to the consummation of the transactions contemplated by this Agreement.

           (c) CMAC shall promptly notify Amerin of any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge threatened against, relating to or involving or otherwise affecting CMAC or any Subsidiary of CMAC which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.16 or which relate to the consummation of the transactions contemplated by this Agreement.

               Section 5.12. Appropriate Action; Consents; Filings. (a) Subject to the terms and conditions of this Agreement, Amerin and CMAC shall use their best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate the Merger and the other transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entity any Permits required to be obtained or made by CMAC or Amerin or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under the Securities Act and the Exchange
Act any other applicable law; provided that Amerin and CMAC shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. Amerin and CMAC shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement.

           (b) Amerin and CMAC shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use (or shall cause their respective Subsidiaries to use) all reasonable efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement or (ii) required to prevent the occurrence of a Material Adverse Effect on Amerin or CMAC. In the event that either party shall fail to obtain any third party consent described in this
Section 5.12(b), such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon Amerin and CMAC, their respective Subsidiaries and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

           (c) No later than 30 days after the date hereof, CMAC shall determine whether to seek the consent of the holders of the $4.125 Preferred Stock to the Merger or to redeem the $4.125 Preferred Stock in accordance with its terms and shall notify Amerin of its decision. Promptly thereafter CMAC shall take all actions necessary to obtain the required consent or redeem the $4.125 Preferred Stock, as the case may be, including, without limitation, calling any required meeting of the holders of $4.125 Preferred Stock or seeking their written consent (and, in such case, establishing a date by which such consent must be given), giving all required notices of redemption and obtaining all required financing required in order to effect the redemption of the $4.125 Preferred Stock. If CMAC elects to seek the consent of the holders of the $4.125 Preferred Stock and such holders refuse or fail to give their consent on or before the date set by CMAC to receive such consent, then, CMAC shall take immediately thereafter all actions necessary to redeem, as of the Effective Time, the $4.125 Preferred Stock.

               Section 5.13. Cooperation. CMAC and Amerin shall cooperate with each other (i) with respect to the timing of the CMAC Stockholder Meeting and the Amerin Stockholder Meeting and shall use their reasonable efforts to hold such meetings on the same day, (ii) in connection with the preparation of the Joint Proxy Statement, (iii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (iv) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Joint Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

               Section 5.14. Public Announcements. So long as this Agreement is in effect, CMAC and Amerin will consult with each other before issuing any press release or making any SEC filing or other public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, court process or any listing agreement with any national securities exchange, will not issue any such press release or make any such SEC filing or other public statement prior to such consultation and providing the other party with a reasonable opportunity to comment thereon.

               Section 5.15. Affiliates; Pooling of Interests; Reorganization. Within 30 days of the date of this Agreement, each of CMAC and Amerin shall deliver to the other a letter identifying all persons whom such party believes may be deemed to be, at the date of the CMAC Stockholder Meeting or the Amerin Stockholder Meeting, as the case may be, an Affiliate of CMAC or Amerin, as the case may be under Rule 145 of the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment (each such person, a "Rule 145 Affiliate"). Each of CMAC and Amerin shall use their best efforts to obtain a written agreement from each person who is identified as a person who may be deemed to be a Rule 145 Affiliate in the applicable letter referred to above as soon as practicable and, in any event, within 45 days of the date of this Agreement, substantially in the form of Exhibit B-1 or B-2, as applicable. Each of the parties hereto shall use their best efforts to cause the transactions contemplated by this Agreement to qualify, and shall not knowingly take any action, except for the transactions contemplated by this Agreement, which could prevent such transactions from qualifying (i) for pooling of interests accounting treatment and (ii) as a reorganization within the meaning of Section 368(a) of the Code.

               Section 5.16. Takeover Statutes. If any takeover statute is or may become applicable to the Merger, each of CMAC and Amerin shall take such actions as are necessary so that the Merger may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any takeover statute on the Merger.

               Section 5.17. Employment Agreement. CMAC and Roy J. Kasmar shall enter into the Employment Agreement no later than the date on which all conditions to the Merger set forth in Section 6.01 and 6.03 (other than the condition set forth in Section 6.03(f)) have been satisfied.


                                 ARTICLE 6
                         Conditions to the Merger

               Section 6.1. Conditions to the Obligations of Each Party. The obligations of Amerin and CMAC to consummate the Merger are subject to the satisfaction of the following conditions:

               (a) this Agreement, the Merger and the transactions contemplated by the this Agreement shall have been approved and adopted by the common stockholders of Amerin and CMAC in accordance with Delaware Law and applicable stock exchange rules;

               (b) any applicable waiting period under the HSR Act relating to the Merger and the transactions contemplated by this Agreement shall have expired or been terminated;

               (c) CMAC and Amerin shall have obtained regulatory approvals permitting the Surviving Corporation to operate in states accounting for more than 90% of the premiums earned from new insurance written by CMAC and Amerin during the nine full calendar months immediately preceding the Effective Time; provided that, in any event, all required approvals in the states set forth in
Section 6.01(c) of the CMAC Schedule of Exceptions shall have been obtained;

               (d) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

               (e) the Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

               (f) the shares of CMAC Stock to be issued in connection with the Merger and upon exercise of the Substitute Options shall have been approved for listing on the NYSE, subject to official notice of issuance;

               (g) CMAC and Amerin each shall have received a letter from their respective independent accountants addressed to CMAC or Amerin, as the case may be, and dated as of the Closing Date to the effect that the Merger will qualify for "pooling of interests" accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations; and

               (h) The Merger shall have been approved by the holders of at least two-thirds of the outstanding shares of $4.125 Preferred Stock or all of the outstanding shares of $4.125 Preferred Stock shall have been redeemed.

               Section 6.2. Conditions to the Obligations of CMAC. The obligations of CMAC to consummate the Merger are subject to the satisfaction of the following further conditions:

           (a) the representations and warranties of Amerin set forth in this Agreement that are qualified as to Material Adverse Effect (including the representation and warranty set forth in Section 3.12) shall be true and correct as of the Effective Time and the representations and warranties that are not so qualified, taken together, shall be true and correct in all material respects, in each case as though made as of the Effective Time (except to the extent any such representation or warranty expressly speaks as of an earlier date or time); and CMAC shall have received a certificate signed on behalf of Amerin by an executive officer of Amerin to such effect;

               (b) Amerin shall have complied in all respects with the covenants contained in Sections 5.01(a), (b), (c) or (g) and in all material respects with the other covenants required to be complied with by it under this Agreement and shall have performed in all material respects each obligation and agreement required to be performed by it under this Agreement, in each case at or prior to the Effective Time; and CMAC shall have received a certificate signed on behalf of Amerin by an executive officer of Amerin to such effect;

               (c) CMAC shall have received an opinion of Morgan, Lewis & Bockius LLP, in form and substance reasonably satisfactory to CMAC and substantially in the form of Exhibit C (following Morgan, Lewis & Bockius LLP's receipt of representations of officers of Amerin and CMAC substantially in the form of Exhibits E-1 and E-2), on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of
Section 368(a) of the Code and that each of CMAC and Amerin will be a party to the reorganization within the meaning of Section 368(b) of the Code;

               (d) there shall not have been any downgrading of the claims-paying ability rating of Amerin Guaranty Corporation below the level of "Aa3" as determined by Moody's Investors Service, Inc. and "AA" as determined by Standard & Poor's Rating Group, a Division of McGraw-Hill Corporation, nor shall either rating agency have given any indication of an intention to downgrade Amerin Guaranty Corporation or Commonwealth Mortgage Assurance Company below "Aa3" or "AA", as the case may be, in each case after giving effect to the transactions contemplated by this Agreement; and

               (e) there shall not have been any change in either (i) the laws, statutes or regulations governing Amerin, or (ii) in the interpretation of any laws, statutes or regulations governing Amerin by a court of competent jurisdiction or any Governmental Entity that would materially impair the ability of Amerin to conduct its business in the ordinary course and in a manner consistent with past practice.

               Section 6.3. Conditions to the Obligations of Amerin. The obligations of Amerin to consummate the Merger are subject to the satisfaction of the following further conditions:

               (a) the representations and warranties of CMAC set forth in this Agreement that are qualified as to Material Adverse Effect (including the representation and warranty set forth in Section 4.12) shall be true and correct as of the Effective Time and the representations and warranties that are not so qualified, taken together, shall be true and correct in all material respects, in each case as though made as of the Effective Time (except to the extent any such representation or warranty expressly speaks as of an earlier date or time); and Amerin shall have received a certificate signed on behalf of CMAC by an executive officer of CMAC to such effect;

               (b) CMAC shall have complied in all respects with the covenants contained in Sections 5.02(a), (b), (c) or (g) and in all material respects with the other covenants required to be complied with by it under this Agreement and shall have performed in all material respects each obligation and agreement required to be performed by it under this Agreement, in each case at or prior to the Effective Time; and Amerin shall have received a certificate signed on behalf of CMAC by an executive officer of CMAC to such effect;

               (c) Amerin shall have received an opinion of Davis Polk & Wardwell, in form and substance reasonably satisfactory to Amerin and substantially in the form of Exhibit D (following Davis Polk & Wardwell's receipt of representations of officers of Amerin and CMAC substantially in the form of Exhibits E-1 and E-2), on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of CMAC and Amerin will be a party to the reorganization within the meaning of Section 368(b) of the Code;

               (d) there shall not have been any downgrading of the claims-paying ability rating of Commonwealth Mortgage Assurance Company below the level of "Aa3" as determined by Moody's Investors Service, Inc. and "AA" as determined by Standard & Poors Rating Group, a Division of McGraw-Hill Corporation, nor shall either rating agency have given any indication of an intention to downgrade Commonwealth Mortgage Assurance Company or Amerin Guaranty Corporation below "Aa3" or "AA", as the case may be, after giving effect to the transactions contemplated by this Agreement;

               (e) there shall not have been any change in either (i) the laws, statutes or regulations governing CMAC, or (ii) in the interpretation of any laws, statutes or regulations governing CMAC by a court of competent jurisdiction or any Governmental Entity that would materially impair the ability of CMAC to conduct its business in the ordinary course and in a manner consistent with past practice; and

               (f) CMAC and Roy J. Kasmar shall have executed the Employment Agreement.


                                 ARTICLE 7
                                Termination

               Section 7.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement and the Merger by the Boards or stockholders of Amerin or CMAC):

               (a)  by mutual written agreement of Amerin and CMAC;

               (b)  by either Amerin or CMAC, if

                  (i) (x) at the CMAC Stockholder Meeting (or any adjournment or postponement thereof), the CMAC Stockholder Approval shall not have been obtained or (y) at the Amerin Stockholder Meeting (or any adjournment or postponement thereof), the Amerin Stockholder Approval shall not have been obtained;

                 (ii) the Merger has not been consummated on or before April 30, 1999; provided that the right to terminate this Agreement pursuant to this
Section 7.1(b) shall not be available to any party whose breach of or failure to perform any provision of this Agreement results in the failure of the Merger to be consummated by such time and provided, further, that such date may be extended for up to two months by either party by written notice to the other party if the Merger would have been consummated by April 30, 1999 but for the failure to obtain any regulatory approval necessary to consummate the Merger and such regulatory approval can reasonably be expected to be obtained within such two-month period;

                (iii) any judgment, injunction, order or decree enjoining any party from consummating the Merger shall have been entered and become final and non-appealable;

                 (iv) the Amerin Board shall have determined to recommend a Amerin Acquisition Proposal to its stockholders and to enter into a binding written agreement concerning such Amerin Acquisition Proposal after determining, pursuant to Section 5.09, that such Amerin Acquisition Proposal constitutes a Amerin Superior Proposal; provided that Amerin may not exercise its right to terminate under this Section 7.01(b)(iv) (and may not enter into a binding written agreement with respect to such Amerin Acquisition Proposal) unless and until Amerin shall have provided CMAC prior written notice at least two business days prior to such termination that the Amerin Board has authorized and intends to effect the termination of this Agreement pursuant to this Section 7.01(b)(iv), specifying the material terms and conditions of such Amerin Acquisition Proposal; or

                  (v) the CMAC Board shall have determined to recommend a CMAC Acquisition Proposal to its stockholders and to enter into a binding written agreement concerning such CMAC Acquisition Proposal after determining, pursuant to Section 5.10, that such CMAC Acquisition Proposal constitutes a CMAC Superior Proposal; provided that CMAC may not exercise its right to terminate under this Section 7.01(b)(v) (and may not enter into a binding written agreement with respect to such CMAC Acquisition Proposal) unless and until CMAC shall have provided Amerin prior written notice at least two business days prior to such termination that the CMAC Board has authorized and intends to effect the termination of this Agreement pursuant to this Section 7.01(b)(v), specifying the material terms and conditions of such CMAC Acquisition Proposal;

               (c)  by CMAC, if:

                  (i) any of the representations and warranties of Amerin set forth in this Agreement that are qualified as to Material Adverse Effect shall fail to be true and correct as of the date hereof or any of the other representations and warranties of Amerin set forth in this Agreement, taken together, shall fail to be true and correct in all material respects as of the date hereof and, in either case, either (x) the senior officers of Amerin shall have had, as of the date hereof, actual knowledge of such failure or (y) such senior officers shall not have had such knowledge and such failure could not reasonably be expected to be cured by the Closing Date without causing material delay of the Closing or requiring Amerin to take an action that would violate the terms of this Agreement or cause any of the conditions to closing set forth herein to fail to be satisfied; provided that, before exercising any such right to terminate, CMAC shall provide Amerin 10 business days prior written notice of its intent to terminate, specifying, in reasonable detail, the basis for termination;

                 (ii) there shall have occurred a breach or failure to perform any covenant or agreement set forth in this Agreement that, if not cured by the Closing Date, would cause the condition set forth in Section 6.02(b) to fail to be satisfied or there shall have occurred any event, or any fact shall have arisen that, if not cured by the Closing Date, would cause the conditions set forth in Section 6.02(a) to fail to be satisfied and, in either case, such breach or failure could not reasonably be expected to be cured by the Closing Date, without causing a material delay in the Closing or requiring Amerin to take an action that would violate the terms of this Agreement or cause another failure of a condition to closing to be satisfied, or reasonably could be expected to be cured within such time period but Amerin shall fail to pursue expeditiously such cure; provided that, before exercising any such right to terminate, CMAC shall provide Amerin with 10 business days prior written notice of its intent to terminate, specifying in reasonable detail, the basis for termination;

                (iii) the Amerin Board shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to CMAC, its approval or recommendation of this Agreement or the Merger or shall have resolved to do so; or

                 (iv) Amerin or any of its Affiliates shall have materially and knowingly breached the covenant contained in Section 5.09;

               (d)  by Amerin, if:

                  (i) any of the representations and warranties of CMAC set forth in this Agreement that are qualified as to Material Adverse Effect shall fail to be true and correct as of the date hereof or any of the other representations and warranties of CMAC set forth in this Agreement, taken together, shall fail to be true and correct in all material respects as of the date hereof and, in either case, either (x) the senior officers of CMAC shall have had, as of the date hereof, actual knowledge of such failure or (y) such senior officers shall not have had such knowledge and such failure could not reasonably be expected to be cured by the Closing Date without causing material delay of the Closing or requiring CMAC to take an action that would violate the terms of this Agreement or cause any of the conditions to closing set forth herein to fail to be satisfied; provided that, before exercising any such right to terminate, Amerin shall provide CMAC 10 business days prior written notice of its intent to terminate, specifying, in reasonable detail, the basis for termination;

                 (ii) there shall have occurred a breach or failure to perform any covenant or agreement set forth in this Agreement that, if not cured by the Closing Date, would cause the condition set forth in Section 6.03(b) to fail to be satisfied or there shall have occurred any event, or any fact shall have arisen that, if not cured by the Closing Date, would cause the conditions set forth in Section 6.03(a) to fail to be satisfied and, in either case, such breach or failure could not reasonably be expected to be cured by the Closing Date, without causing a material delay in the Closing or requiring CMAC to take an action that would violate the terms of this Agreement or cause another failure of a condition to closing to be satisfied, or reasonably could be expected to be cured within such time period but CMAC shall fail to pursue expeditiously such cure; provided that, before exercising any such right to terminate, Amerin shall provide CMAC with 10 business days prior written notice of its intent to terminate, specifying in reasonable detail, the basis for termination;

                (iii) the CMAC Board shall withdraw or modify, in a manner adverse to Amerin, its approval or recommendation of this Agreement or the Merger or shall have resolved to do so; or

                 (iv) CMAC or any of its Affiliates shall have materially and knowingly breached the covenant contained in Section 5.10.

               The party desiring to terminate this Agreement pursuant to this
Section 7.1 (other than pursuant to Section 7.1(a)) shall give notice of such termination to the other party.

               Section 7.2. Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (i) the agreements contained in Sections 7.03, 8.04, 8.06, 8.07 and 8.08 and this
Section 7.02 shall survive the termination hereof and (ii) no such termination shall release any party of any liabilities or damages resulting from any willful or grossly negligent breach by that party of any provision of this Agreement.

               Section 7.3.  Certain Fees.  (a)   In addition to any amount
payable pursuant to Section 7.2, Amerin shall pay to CMAC, as a fee and in reimbursement of expenses relating to the transactions contemplated by this Agreement, $22,000,000 upon the termination of this Agreement pursuant to
Section 7.1(b)(iv), 7.01(c)(iii) or 7.01(c)(iv). Such payment shall be made within two business days of any such termination.

               (b) In addition to any amount payable pursuant to Section 7.2, CMAC shall pay to Amerin, as a fee and in reimbursement of expenses relating to the transactions contemplated by this Agreement, $22,000,000 upon the termination of this Agreement pursuant to Section 7.01(b)(v), 7.01(d)(iii) or 7.01(d)(iv). Such payment shall be made within two business days of any such termination.


                                 ARTICLE 8
                               Miscellaneous

               Section 8.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

               if to CMAC, to:

               CMAC Investment Corporation
               1601 Market Street
               Philadelphia, PA 19103
               Attention: Howard S. Yaruss, Esq.
               Facsimile No.: (215) 405-9160

               with a copy to:

               Morgan, Lewis & Bockius LLP
               1701 Market Street
               Philadelphia, Pennsylvania 19103
               Attention: James W. McKenzie, Jr., Esq.
               Facsimile No.: (215) 963-5299

               if to Amerin, to:

               Amerin Corporation
               200 East Randolph Drive
               49th Floor
               Chicago, Illinois 60601
               Attention: Randolph C. Sailer II, Esq.
               Facsimile No.: (312) 540-3978

               with a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York 10017
               Attention: Diane G. Kerr, Esq.
               Facsimile No.: (212) 450-5590

or such other address or fax number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

               Section 8.2. Nonsurvival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements contained herein or in any certificate or other writing delivered pursuant hereto shall survive the Effective Time, except for covenants and agreements which, by their terms, are to be performed after the Effective Time.

               Section 8.3. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of either Amerin or CMAC, there shall be made no amendment that by law requires further approval by such stockholders without such further approval.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               Section 8.4.  Expenses.   Except as otherwise provided in this
Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

               Section 8.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

               Section 8.6. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to principles of conflicts of laws.

               Section 8.7. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.1 shall be deemed effective service of process on such party.

               Section 8.8. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               Section 8.9. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except for Section 5.04 hereof, no provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

               Section 8.10. Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

               Section 8.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof

               Section 8.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parts. Upon such a determination, such term, provision, covenant or restriction shall be deemed reformed in such jurisdiction to the maximum limitations permitted by the applicable law of such jurisdiction.

               Section 8.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

               Section 8.14.  Definitions and Usage.  (a) For purposes of this
Agreement:

               "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

               "Board" means with respect to any corporation the Board of Directors of such corporation.

               "Employment Agreement" means the employment agreement to be executed between CMAC and Roy J. Kasmar, substantially in accordance with the terms set forth on Exhibit F.

               "GAAP" means U.S. generally accepted accounting principles.

               "Knowledge" of any person which is not an individual means the Knowledge of such person's officers after reasonable inquiry.

               "Material Adverse Effect" means with respect to CMAC or Amerin a material adverse effect (i) on the business, properties, assets, liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of CMAC and its Subsidiaries, taken as a whole, or Amerin and its Subsidiaries, taken as a whole, as the case may be, or (ii) on the ability of CMAC or Amerin, as the case may be, to perform its obligations under, or to consummate the transactions contemplated by, this Agreement.

               "officer" means, in the case of CMAC and Amerin, any executive officer of CMAC or Amerin, as applicable, within the meaning of Rule 3b-7 of the Exchange Act.

               "person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "SAP" means the accounting procedures and practices prescribed or permitted from time to time by the National Association of Insurance Commissioners and adopted, permitted or promulgated by the respective states of incorporation of Amerin and its Subsidiaries or CMAC and its Subsidiaries, as the case may be, and employed in a consistent manner throughout the periods involved.

               "Subsidiary" means, with respect to any person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board or other persons performing similar functions are at any time directly or indirectly owned by such person.

               A reference in this Agreement to any statute shall be to such statute as amended from time to time, and to the rules and regulations promulgated thereunder.

               (b) Each of the following terms is defined in the Section set forth opposite such term:


Term                                                       Section
----                                                       -------
$4.125 Preferred Stock...........................           4.05
Affiliate........................................           8.14(a)
Agreement........................................           preamble
Amerin...........................................           Preamble
Amerin 10-K......................................           3.9(a)(i)
Amerin 10-Q......................................           3.9(a)(iv)
Amerin Annual Statements.........................           3.10(b)
Amerin Acquisition Proposal......................           5.09
Amerin Annual Statements.........................           3.10(b)
Amerin Balance Sheet.............................           3.10(a)
Amerin Balance Sheet Date........................           3.10(a)
Amerin Director Designees........................           2.03
Amerin Employee Plans............................           3.22(a)
Amerin Existing Reinsurance Agreements...........           3.17(b)
Amerin Returns...................................           3.21(i)
Amerin SEC Filings...............................           3.9(a)(iv)
Amerin Significant Agreements....................           3.15(b)
Amerin Stock.....................................           1.2(a)
Amerin Stockholder Approval......................           5.3(a)
Amerin Stockholder Meeting.......................           5.3(a)
Amerin Stockholder Rights........................           1.02(a)
Amerin Superior Proposal.........................           5.09(b)
Amerin Unaudited September Balance Sheet.........           3.10(a)
Certificate of Merger............................           1.1(c)
Certificates.....................................           1.4(a)
Closing..........................................           1.04(b)
Closing Date.....................................           1.04(b)
CMAC.............................................           Preamble
CMAC 10-K........................................           4.9(a)(i)
CMAC 10-Q........................................           4.9(a)(iv)
CMAC Annual Statements...........................           4.10(b)
CMAC Acquisition Proposal........................           5.10
CMAC Balance Sheet...............................           4.10(a)
CMAC Balance Sheet Date..........................           4.10(a)
CMAC Director Designees..........................           2.03
CMAC Employee Plans..............................           4.22(a)(ii)
CMAC Existing Reinsurance Agreements.............           4.17(b)
CMAC Retirement Plans............................           4.22(c)
CMAC Returns.....................................           4.21(i)
CMAC SEC Filings.................................           4.9(a)(iv)
CMAC Significant Agreements......................           4.15(b)
CMAC Stock.......................................           1.2(a)
CMAC Stockholder Approval........................           5.3(b)
CMAC Stockholder Meeting.........................           5.3(b)
CMAC Stockholder Rights..........................           1.02(a)
CMAC Superior Proposal...........................           5.10(b)
CMAC Unaudited September Balance Sheet...........           4.10(a)
Code.............................................           Preamble
Confidentiality Agreement........................           5.8(a)
Corporation......................................           2.01
Delaware Law.....................................           1.1(a)
DLJ..............................................           3.19
Effective Time...................................           1.1(c)
Employment Agreement.............................           8.14(a)
Environmental Laws...............................           3.23(b)
Environmental Permits............................           3.23(b)
ERISA............................................           3.22(a)
ERISA Affiliate..................................           3.22(a)
Exchange Act.....................................           3.03(ii)
Exchange Agent...................................           1.4(a)
Exchange Ratio...................................           1.2(a)
Existing Reinsurance Agreements..................           3.17(b)
GAAP.............................................           8.14(a)
Governmental Entity..............................           3.3
HSR Act..........................................           3.3..(ii)
Intellectual Property............................           3.23(b)
Investment Assets................................           3.13(b)
IRS..............................................           3.21
Joint Proxy Statement............................           3.11
Knowledge........................................           8.14(a)
Lien.............................................           3.4
Material Adverse Effect..........................           8.14(a)
Merger...........................................           1.1(a)
Merger Consideration.............................           1.2(a)
Multiemployer Plan...............................           3.22(c)
Nonvoting Amerin Stock...........................           3.05
NYSE.............................................           1.07
officer..........................................           8.14(a)
Permits..........................................           3.8(a)
person...........................................           8.14(a)
Registration Statement...........................           3.11
Regulators.......................................           3.10(b)
Rule 145 Affiliate...............................           5.15
SAP..............................................           8.14(a)
SEC..............................................           3.9(a)(iv)
Securities Act...................................           3.03(ii)
Series A Preferred Stock.........................           3.05
Significant Agreements...........................           3.15(b)
Software.........................................           3.24(b)
Subsidiary.......................................           8.14(a)
Substitute Option................................           1.05(a)
Surviving Corporation............................           1.1(a)
Tax/Taxes........................................           3.21
2000 Annual Meeting..............................           2.02
Voting Amerin Stock..............................           3.05


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                   CMAC INVESTMENT CORPORATION


                                   By: /s/ Frank P. Filipps
                                       --------------------------------------
                                       Name:  Frank P. Filipps
                                       Title: President and Chief Executive
                                              Officer



                                   AMERIN CORPORATION


                                   By: /s/ Roy J. Kasmar
                                       --------------------------------------
                                       Name:  Roy J. Kasmar
                                       Title: President and Chief Operating
                                              Officer